SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement               [ ] Confidential, For Use of the
[X] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2)?
[ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


                           IWERKS ENTERTAINMENT, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [ ]  No Fee Required
    [X]  Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
-------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transactions applies:

                  3,449,303 outstanding shares of common stock
-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      The per unit price is expected to be approximately $0.63 per share.
-------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

                                   $2,250,000
-------------------------------------------------------------------------------
    (5)  Total fee paid:

                                    $450.00
-------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
                                       N/A
-------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
                                       N/A
-------------------------------------------------------------------------------
    (3)  Filing party:
                                       N/A
-------------------------------------------------------------------------------
    (4)  Date filed:
                                       N/A
-------------------------------------------------------------------------------

                           Iwerks Entertainment, Inc.
                            4520 West Valerio Street
                         Burbank, California 91505-1046

                                 (818) 841-7766



Dear Stockholder:                                             November 16, 2001

        You are cordially invited to attend a special meeting of stockholders of Iwerks Entertainment, Inc. to be held at Iwerks' offices at 4520 West Valerio Street, Burbank, California 91505-1046, on December 19, 2001 at 10:00 a.m., Los Angeles time.

        At the special meeting, we are asking you to consider and vote upon the adoption of an Agreement and Plan of Merger, dated August 31, 2001, providing for the merger of SimEx Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SimEx, Inc., an Ontario corporation, with and into Iwerks. We will refer to SimEx, Inc. and SimEx Acquisition Corporation as "SimEx" and "Acquisition Co.," respectively. Pursuant to the merger agreement, you will be entitled to receive in cash, without interest, for each of your shares of Iwerks common stock a ratable portion of US $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

        o       US $2.25 million by

        o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants, or other convertible securities. Assuming the exercise of all "in-the-money" securities prior to the effective time of the merger, the per share consideration to be offered to our stockholders will be approximately US $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the merger to receive the per share consideration.

        In connection with the merger, each of our directors and our chief financial officer have entered into voting agreements to, among other matters, vote their shares in favor of the approval of the merger agreement and the transactions contemplated thereby, and have granted to officers of SimEx an irrevocable proxy to vote their shares in favor of the merger, at the special meeting. Upon completion of the merger, we will become a wholly-owned subsidiary of SimEx. The accompanying proxy statement provides detailed information about the proposed merger. We encourage you to read the entire proxy statement, including the annexes, completely and carefully.

        We are also asking you to approve a proposal to grant our management the discretionary authority to adjourn the special meeting to a later date in order to enable our board of directors to continue to solicit additional proxies in favor of the Merger. We refer to this second proposal as the "Adjournment Proposal."

        The board of directors of Iwerks, having extensively considered and discussed the merger and the Adjournment Proposal, has unanimously approved the merger agreement and the transactions contemplated thereby, and the Adjournment Proposal. The board of directors believes that the terms and provisions of the merger agreement and the Adjournment Proposal are fair and in your best interest. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND IN FAVOR OF THE ADJOURNMENT PROPOSAL.


                                     Page i

        Your vote is very important. The proposed merger cannot occur unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of outstanding shares of common stock of Iwerks. Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return the enclosed proxy card. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                            Sincerely,


                                            /S/ DONALD W. IWERKS
                                            -----------------------------------
                                            Donald W. Iwerks
                                            Chairman of the Board of Directors



        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                     Page ii

                           IWERKS ENTERTAINMENT, INC.

                                   -----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001
                                   -----------

To Our Stockholders:

        Notice is hereby given that a special meeting of stockholders of Iwerks Entertainment, Inc., which we will refer to as "Iwerks," will be held at Iwerks' offices at 4520 West Valerio Street, Burbank, California 91505-1046, on December 19, 2001 at 10:00 a.m., Los Angeles time. The special meeting is being held for the following purposes:

        1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 31, 2001, by and among Iwerks, SimEx and Acquisition Co., and the transactions contemplated thereby. We refer to the Agreement and Plan of Merger as the "Merger Agreement." Pursuant to the Merger
                Agreement:

                o Acquisition Co. will merge with and into Iwerks, which will be the "Surviving Company." We collectively refer to the foregoing transactions as the "Merger"; and

                o All issued and outstanding shares of common stock, par value US $0.001 per share, of Iwerks, outstanding immediately prior to the Merger, other than shares held in our treasury or shares held by stockholders who properly perfect their appraisal rights under Delaware Law, will be cancelled and converted automatically into the right to receive, a cash payment per share, without interest, of a ratable portion of US $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

                        o       US $2.25 million by

                        o the number of shares of our common stock outstanding immediately prior to the effective time of the merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants, or other convertible securities. Assuming the exercise of all "in-the-money" securities prior to the effective time of the merger, the per share consideration to be offered to our stockholders will be approximately US $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

        As a result of the Merger, Iwerks, as the Surviving Company, will become a wholly owned subsidiary of SimEx.

        2. To grant our management the discretionary authority to adjourn the special meeting to a later date in order to enable our board of directors to continue to solicit additional proxies in favor of the Merger.

        3. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

        OUR BOARD OF DIRECTORS, HAVING EXTENSIVELY CONSIDERED AND DISCUSSED THE MERGER AND THE ADJOURNMENT PROPOSAL, HAS DETERMINED THAT THE MERGER AND THE ADJOURNMENT PROPOSAL ARE FAIR AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY


                                     Page iii

APPROVED, AND RECOMMENDS THAT YOU VOTE IN FAVOR OF, THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING, AND IN FAVOR OF THE ADJOURNMENT PROPOSAL.

        The Merger is an important matter and is described in detail in the accompanying proxy statement. Please read the proxy statement, including the annexes thereto, completely and carefully. In addition, you may obtain information about us from documents that we have filed with the Securities and Exchange Commission. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

        Only stockholders of record of our common stock at the close of business on October 25, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A list of these stockholders will be available for review at our principal executive office during normal business hours for a period of ten days prior to the special meeting.

        OUR STOCKHOLDERS WHO DO NOT VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WILL HAVE THE RIGHT TO SEEK APPRAISAL OF THE FAIR VALUE OF THEIR SHARES IF THE MERGER IS COMPLETED, BUT ONLY IF THEY SUBMIT A WRITTEN DEMAND FOR AN APPRAISAL PRIOR TO THE TAKING OF THE VOTE ON THE MERGER AGREEMENT AND THEY COMPLY WITH THE OTHER DELAWARE LAW PROCEDURES EXPLAINED IN THE ACCOMPANYING PROXY STATEMENT.

        We welcome your attendance at the special meeting. Whether or not you expect to attend the special meeting in person, we urge you to complete, sign, date and promptly return the enclosed proxy card in the accompanying return envelope. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the special meeting. Simply attending the special meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the proxy statement captioned "The Special Meeting -Voting, Revocation, and Solicitation of Proxies." Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and FOR the approval of the Adjournment Proposal.

        FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND AGAINST THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

        Our principal executive offices are located at 4520 West Valerio Street, Burbank, California 91505-1046. Our telephone number is (818) 841-7766. This proxy statement is dated November 16, 2001 and is first being mailed to stockholders on or about November 16, 2001.

                                           By Order of the Board of Directors


                                           /S/ GARY J. MATUS
                                           ------------------------------------
                                           GARY J. MATUS
                                           CHIEF EXECUTIVE OFFICER AND DIRECTOR



Burbank, California 91505
November 16, 2001

        YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE SPECIAL MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY, IF YOU PREFER, VOTE YOUR SHARES IN PERSON.


                                     Page iv

                                TABLE OF CONTENTS

                                                                           PAGE


QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1

SUMMARY.......................................................................5
   The Participants...........................................................5
   The Merger Consideration...................................................5
   Our Recommendations to Stockholders........................................5
   Record Date; Voting Power; Vote Required...................................6
   Share Ownership of Directors and Management................................6
   The Merger Agreement.......................................................6
   Appraisal Rights...........................................................6
   Interests of Iwerks Directors and Officers in the Merger...................7
   Recommendations of the Board of Directors..................................7
   No Fairness Opinion........................................................7
   Effects of the Merger......................................................7
   Conditions to the Merger...................................................7
   Termination of the Merger Agreement........................................7
   What Happens if Iwerks Receives a Better Offer.............................8
   Amending or Waiving Terms of the Merger Agreement..........................8
   Financing for the Merger...................................................8
   Price Range of Common Stock................................................8
   Cautionary Statement Regarding Forward-Looking Statements..................8

SUMMARY SELECTED HISTORICAL FINANCIAL DATA...................................10

CONSOLIDATED STATEMENT OF OPERATIONS DATA....................................10

THE SPECIAL MEETING..........................................................12
   Time, Place and Date......................................................12
   Purpose of Special Meeting................................................12
   Record Date and Voting....................................................12
   Voting, Revocation and Solicitation of Proxies............................13
   Appraisal Rights..........................................................14

PROPOSAL ONE - THE MERGER....................................................15
SPECIAL FACTORS..............................................................15
   Background Of The Merger..................................................15
   Recommendations of the Board of Directors.................................21
   No Fairness Opinion.......................................................24
   Purpose and Structure of the Merger.......................................25
   Effects of the Merger.....................................................25
   Risk that the Merger will Not be Completed................................26
   Interests of Iwerks Directors and Officers in the Merger..................27
   Financing for the Merger..................................................28
   Accounting Treatment of the Merger........................................28
   Material Federal Income Tax Consequences of the Merger....................28
   Appraisal Rights..........................................................29

THE MERGER AGREEMENT.........................................................32
   Structure, Timing.........................................................32
   Consideration to be Received in the Merger................................33
   Exchange of Stock Certificates............................................33


                                     Page v

   Representations and Warranties............................................34
   Certain Covenants.........................................................35
   Conditions to Obligations to Effect the Merger............................38
   Termination; Termination Fees and Expenses................................39
   Amendment and Waiver......................................................40
   Rights Agreement Amendment................................................40

PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING............................42

EXPENSES.....................................................................43

PRICE RANGE OF COMMON STOCK..................................................43

DIVIDENDS....................................................................44

COMMON STOCK PURCHASE INFORMATION............................................44

DIRECTORS AND EXECUTIVE OFFICERS OF IWERKS ENTERTAINMENT, INC................45
   Directors.................................................................45
   Executive Officers........................................................45

PRINCIPAL STOCKHOLDERS.......................................................46

OTHER MATTERS................................................................47

FUTURE STOCKHOLDER PROPOSALS.................................................47

WHERE YOU CAN FIND MORE INFORMATION..........................................47


ANNEXES
   Agreement and Plan of Merger...............................................A
   Form of Voting Agreement...................................................B
   Section 262 of the General Corporatin Law of the State of Delaware.........C



                                     Page vi

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


   The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Merger. You should still carefully read this proxy statement in its entirety, including the attached annexes.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve and adopt a Merger Agreement that provides for SimEx Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SimEx, Inc., an Ontario corporation, to be merged with and into Iwerks, with Iwerks as the surviving corporation. If the Merger Agreement and the transactions contemplated thereby are approved and adopted, we will no longer be a publicly-held corporation and we will become a wholly-owned subsidiary of SimEx. You are also being asked to approve a proposal to grant our management the discretionary authority to adjourn the special meeting to a later date in order to enable our board of directors to continue to solicit additional proxies in favor of the Merger.

Q: WHAT IS THE PROPOSED MERGER TRANSACTION?

A: In the proposed transaction, Acquisition Co. will merge with and into Iwerks, with Iwerks being the surviving corporation. As a result of the Merger, SimEx will own 100% of the Surviving Company. Other than shares held in our treasury and shares held by stockholders who properly perfect appraisal rights under Delaware law, all holders of our common stock will receive a cash payment per share, without interest, of a ratable portion of US $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

   o  US $2.25 million by

   o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. When we make any reference to dollar ($) amounts, we refer to these dollar amounts in United States dollars. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the Merger, the per share consideration to be offered to our stockholders will be approximately $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

Q: WHAT IS THE ADJOURNMENT PROPOSAL?

A: In this proposal, we are asking you to authorize the holder of any proxy solicited by our board, if necessary, to vote in favor of adjourning the special meeting, and any later adjournments, to a later date in order to enable our board to solicit additional proxies in favor of the Merger.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE MERGER
   AGREEMENT AND THE ADJOURNMENT PROPOSAL?

A: The board of directors, having extensively considered and discussed the Merger and the Adjournment Proposal, the lack of other strategic transactions or financings available to us, and our ability to continue as a going concern, has unanimously determined that the Merger and the Adjournment Proposal are fair and in the best interests of our stockholders. Accordingly, the board of directors unanimously recommends that stockholders vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and FOR the approval of the Adjournment Proposal.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the Merger is completed, for each share of your Iwerks common stock, you will have the right to receive a cash payment per share, without interest, of a ratable portion of $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

   o  $2.25 million by

   o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the Merger, the per share consideration to be offered to our stockholders will be approximately $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

   The per share consideration of $0.63 to be paid in the Merger represents a premium of 186% over the closing price of our common stock on March 2, 2001 (the day prior to entering into the non-binding letter of intent with SimEx) and a 97% premium over the closing price of our common stock on August 31, 2001 (the date the Merger Agreement was signed).

Q: WHAT WILL HAPPEN TO PRESENT MEMBERS OF MANAGEMENT?

A. We expect that members of our current management will assist and cooperate with SimEx in the integration and management of the Surviving Company. Members of management will be entitled to receive the same per share consideration for each of their shares of Iwerks common stock as each other stockholder.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We and SimEx are working toward completing the Merger as quickly as possible. We and SimEx hope to complete the Merger by the end of the second quarter of fiscal 2002.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: The receipt of cash for shares of common stock in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss for these purposes equal to the difference between the cash received in connection with the Merger and your tax basis for the shares of common stock that you owned immediately prior to the Merger. For federal income tax purposes, this gain or loss generally would be a capital gain or loss if you held the shares of common stock as a capital asset.

   TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting of our stockholders will be held on December 19, 2001 at our offices at 4520 West Valerio Street, Burbank, California 91505-1046 at 10:00 a.m. local time.

Q: WHO CAN VOTE ON THE MERGER AGREEMENT OR THE ADJOURNMENT PROPOSAL?

A: Holders of our common stock at the close of business on October 25, 2001, the record date relating to the special meeting, may vote in person or by proxy on the Merger and the Adjournment Proposal at the special meeting.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE ADJOURNMENT
   PROPOSAL?

A: The Merger Agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of common stock. In connection with the Merger Agreement, all the members of our board of directors and our chief financial officer have entered into voting agreements agreeing to vote their shares in favor of the Merger, and have granted irrevocable proxies to certain officers of SimEx to vote their shares in favor of the Merger. As of October 25, 2001, the record date, an aggregate of 234,661 shares of our common stock were subject to the voting agreements, representing approximately 6.8% of the total number of shares of common stock outstanding on the record date (not including shares of common stock held in our treasury). As of the record date, the total number of shares of common stock with respect to which a vote in favor of the Merger is required was 1,728,101 shares, representing approximately 50.1% of the total number of shares of common stock outstanding as of that date. The Adjournment Proposal must be approved by the holders of a majority of the votes cast on the Adjournment Proposal.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully reviewed this proxy statement, including the attached annexes, please indicate how you want to vote on your proxy card and sign and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares will be represented at the special meeting. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and FOR the approval of the Adjournment Proposal. If you do not vote by either sending in your proxy card or voting in person at the special meeting, it will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and AGAINST the Adjournment Proposal. If you respond but abstain from voting, it will have the same effect as a vote AGAINST the Merger Agreement and the transactions contemplated thereby. Broker non-votes and abstentions will have no effect on the outcome of the vote on the adjournment proposal. No proxy that is specifically marked AGAINST approval of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked FOR the discretionary authority to adjourn the special meeting to a later date.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted by that broker and the failure to vote will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

Q. IS THE MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

A: Yes. Prior to completion of the transactions contemplated by the Merger
   Agreement, we and SimEx must fulfill or waive, if permissible, several conditions. These conditions include, among others, the approval of the Merger Agreement and the transactions contemplated thereby by our stockholders, obtaining all necessary permits and approvals, and ensuring that no law, injunction or order restrains or prohibits the completion of the Merger.

Q. WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

A: If you wish, you may dissent from the Merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law summarized on pages 29 through 32 of this proxy statement. Based on the determination of the Delaware Chancery Court, the appraised fair value of your Iwerks shares of common stock may be more than, less than or equal to the per share consideration to be paid in the Merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before the vote is taken at the special meeting. If you are the record holder of your shares, you can do this in one of the following three ways:

   o You can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy.

   o You can complete and submit a new proxy card dated later than your original proxy card.

   If you choose either of the above two methods, you must submit your notice of revocation or your new proxy card to the Secretary/Chief Financial Officer of Iwerks Entertainment, Inc. at 4520 West Valerio Street, Burbank, California 91505-1046. Iwerks must receive the notice or new proxy card before the vote is taken at the special meeting.

   o You can attend the special meeting and vote in person. Simply attending the special meeting, without voting in person, however, will not revoke your proxy.

   If you hold your shares in "street name" and have instructed a broker to vote your shares, you must follow the instructions received from your broker as to how to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Do not send in your stock certificates with your proxy. If the Merger is completed, you will promptly receive written instructions for sending in your stock certificates in exchange for the per share consideration for your shares.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A. The information provided above in "question and answer" format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this proxy statement, including the attached annexes, in its entirety.

   If you have more questions about the Merger, or if you need additional copies of the enclosed proxy statement or proxy, you should contact:

                           Iwerks Entertainment, Inc.
                            4520 West Valerio Street
                         Burbank, California 91505-1046
                  Attention: Secretary/Chief Financial Officer
                                 (818) 841-7766

                                     SUMMARY

        THIS SUMMARY ONLY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE PROXY STATEMENT, INCLUDING ITS ANNEXES, AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGES 39 AND 40.

                                THE PARTICIPANTS

Iwerks Entertainment, Inc.
4520 West Valerio Street
Burbank, California 91505-1046
Telephone:  (818) 841-7766

        Iwerks Entertainment, Inc., a Delaware corporation, founded in 1986, is the number one provider of 8/70 Large Format Theater systems worldwide and the industry leader in ride simulation. Iwerks' technologies include Giant Screen (Iwerks(R) Extreme Screen(TM)), ride simulation (Iwerks(R) TurboRide(TM)), turnkey 3D/4D theatres (Iwerks(R) 3D/4D FX Theatre(TM)) and other specialty attractions. Iwerks has sold nearly 200 installations in 38 countries worldwide at entertainment centers, amusement parks, movie theatres, museums, science centers, shopping centers, casinos, resorts, nightclubs, and restaurants.

SimEx, Inc.
511 King Street West, Suite 130
Toronto, Ontario M5V 1K4
Telephone: (416) 597-1585

        SimEx, Inc., an Ontario corporation, builds turnkey special venue attractions that feature film or digital projection, simulation technology and themed environments. With corporate offices in Toronto, SimEx has film production studios in Los Angeles, Toronto and Vancouver, and international sales and service offices in Tokyo, Osaka, Florida, New York, Lisbon and London. Today, SimEx attractions can be found worldwide in theme parks, science centers, museums, shopping centers, family entertainment centers, location based entertainment centers and world expos. SimEx attractions are offered in 2D, 3D and 4D and are multi-stage and multi-programmable.

SimEx Acquisition Corporation
511 King Street West, Suite 130
Toronto, Ontario M5V 1K4
Telephone: (416) 597-1585

        SimEx Acquisition Corporation, a Delaware corporation, was formed on July 3, 2001, solely for purposes of completing the Merger. SimEx Acquisition Corporation is 100% owned by SimEx. SimEx Acquisition Corporation has not carried on any activities to date other than those activities incident to its formation and as contemplated by the Merger Agreement.

                            THE MERGER CONSIDERATION
                              (See Pages 25 and 33)

        Pursuant to the merger agreement, you will be entitled to receive in cash, without interest, for each of your shares of Iwerks common stock a ratable portion of US $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

        o       US $2.25 million by

        o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the merger, the per share consideration to be offered to our stockholders will be approximately US $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

                       OUR RECOMMENDATIONS TO STOCKHOLDERS
                            (See Pages 21 through 23)

        The board of directors, after extensively considering and discussing the Merger and the Adjournment Proposal, has determined that the Merger and the

Adjournment Proposal are fair and in the best interests of our stockholders, and unanimously recommends that you vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and FOR the approval of the Adjournment Proposal.

                    RECORD DATE; VOTING POWER; VOTE REQUIRED
                              (See Pages 12 and 13)

        At the special meeting, you will be entitled to one vote for each share of our common stock you hold of record as of October 25, 2001, the record date for the special meeting. On the record date, there were 3,449,303 shares of our common stock entitled to vote at the special meeting.

        The Merger Agreement must be approved and adopted by the affirmative vote of at least a majority of the shares of Iwerks' common stock outstanding on the record date.

        The Adjournment Proposal must be approved by the affirmative vote of at least a majority of the shares of Iwerks' common stock voting on the Adjournment Proposal. The Adjournment Proposal is described in detail on page 42.

        We do not expect to ask you to vote on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holder of the proxies will have discretion to vote on these matters in accordance with their best judgment.

                   SHARE OWNERSHIP OF DIRECTORS AND MANAGEMENT
                              (See Pages 46 and 47)

        Each of our directors and our chief financial officer has entered into separate voting agreements, whereby each has agreed to vote his shares of Iwerks common stock in favor of the Merger Agreement and the transactions contemplated thereby, and each has granted a proxy to certain officers of SimEx to vote their shares in favor of the Merger Agreement and the transactions contemplated thereby. As of the record date for the special meeting, our directors and our chief financial officer owned an aggregate of 234,661 shares of our common stock, representing approximately 6.8% of the total number of shares of common stock outstanding on the record date (not including shares of common stock held in our treasury).

                              THE MERGER AGREEMENT
                            (See Pages 32 through 41)

        The Merger Agreement is described on pages 32 through 41 and attached as Annex A to this proxy statement. We encourage you to read carefully the Merger Agreement in its entirety as it is the legal document that governs the Merger.

                                APPRAISAL RIGHTS
                            (See Pages 29 through 32)

        Iwerks is a corporation organized under Delaware law. Under Delaware law, if you do not vote in favor of the Merger and you follow all of the procedures for demanding your appraisal rights described on pages 29 through 32 and in Annex C, you may receive a cash payment for the "fair value" of your shares of common stock instead of the per share consideration to be received by the other stockholders pursuant to the Merger Agreement. Generally, in order to exercise appraisal rights, among other things:

        o       You must NOT vote in favor of the Merger Agreement;

        o You must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the Merger Agreement; and

        o       You must precisely follow the procedures of Delaware Law.

        Merely voting against the Merger Agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains the Delaware statute relating to your right of appraisal. If you properly exercise and perfect your appraisal rights, the fair value of your shares will be determined by the Delaware Court of Chancery and may be more than, the same as or less than the per share consideration you would have received in the Merger if you had not exercised your appraisal rights. IF YOU WANT TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE URGED TO READ AND CAREFULLY FOLLOW THE PROCEDURES ON PAGES 29 THROUGH 32 AND IN ANNEX C. FAILURE TO TAKE ANY OF THE STEPS REQUIRED UNDER DELAWARE LAW WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

            INTERESTS OF IWERKS DIRECTORS AND OFFICERS IN THE MERGER
                              (See Pages 27 and 28)

        When considering the recommendation of our board of directors with respect to the Merger, you should be aware that some of our directors and officers have interests in approving the Merger that are different from, or in addition to, yours as stockholders of Iwerks. The board of directors was aware of and considered these interests when it approved the Merger Agreement. For example, it is expected that certain members of our current management will assist and cooperate with SimEx in the integration and management of the Surviving Company. Additionally, Donald Iwerks has received an oral offer to join the board of directors of SimEx and has expressed interest in the position, although he has not currently accepted the position.

        Several of our officers have agreements with Iwerks that obligate Iwerks to make cash payments to them upon the occurrence of a change in control. Donald Iwerks, Gary Matus, and Jeff Dahl each will receive $100,000.

        For more information on the interests of our officers and directors in the Merger, which may be different from, or in addition to, yours as stockholders of Iwerks generally, see "Special Factors -- Interests of Iwerks Directors and Officers in the Merger."

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS
                        (See Pages 21 through 23, and 42)

        The board of directors' decision to approve the Merger Agreement and the transactions contemplated thereby was based upon a number of factors which are described in "Special Factors - Background Of The Merger," "Special Factors--Recommendations of the Board of Directors," and "Special Factors - No Fairness Opinion." The board of directors' decision to approve the Adjournment Proposal is described in detail on page 42.

                               NO FAIRNESS OPINION
                              (See Pages 24 and 25)

        We did not obtain a fairness opinion from an independent professional advisor in connection with the Merger.

                              EFFECTS OF THE MERGER
                              (See Pages 25 and 26)

        Following the Merger, SimEx will own 100% of our common stock. As a result, our stockholders will not participate in any future earnings and growth of the Surviving Company. Although an equity investment in the Surviving Company involves substantial risk resulting from the limited liquidity of the investment, if the Surviving Company is able to grow earnings and cash flow, SimEx will be the sole beneficiary of the future earnings and growth of the Surviving Company.

        After the Merger, the Surviving Company will be a wholly owned subsidiary of SimEx, a privately held corporation. As a result, there will be no public market for our common stock, and the common stock will cease to be quoted on the Over The Counter Bulletin Board. The registration of Iwerks' common stock under the Securities Exchange Act of 1934, as amended, will be terminated.

                            CONDITIONS TO THE MERGER
                              (See Pages 38 and 39)

        We and SimEx will complete the Merger only if a number of conditions are met or waived, including, but not limited, to the following:

o       stockholder approval of the Merger Agreement must have been obtained;

o any waiting period applicable to the Merger under any applicable competition, merger control, antitrust or similar law must have been terminated or expired; and

o no temporary restraining order, injunction, or other judgment, order, or decree or other legal restraint or prohibition that prevents the consummation of the Merger be in effect.

                       TERMINATION OF THE MERGER AGREEMENT
                              (See Pages 39 and 40)

        We and SimEx may mutually agree to terminate the Merger Agreement at any time prior to the completion of the Merger. In addition, either party may terminate the Merger Agreement if, among other things:

        o any court of competent jurisdiction issues a final and nonappealable temporary restraining order, injunction, or other judgment, order, or decree or other legal restraint or prohibition that prevents the consummation of the Merger; or

        o the Merger is not consummated by December 31, 2001, provided, however, that if on December 31, 2001, SimEx provides evidence to Iwerks of legally binding financial commitments totaling in the aggregate of not less than $5.0 million, then neither party will be permitted to terminate the agreement prior to February 28, 2002.

        We also may terminate the Merger Agreement under the circumstances described under "What Happens if Iwerks Receives a Better Offer" below.

        Termination of the Merger Agreement by either party may be before or after stockholder approval. Under certain circumstances, we will be required to pay fees and expenses associated with the Merger as a result of the termination as described under "What Happens if Iwerks Receives a Better Offer" below.

                 WHAT HAPPENS IF IWERKS RECEIVES A BETTER OFFER
                              (See Pages 36 and 37)

        Our board of directors may withdraw its recommendation of the Merger Agreement or approve, recommend or cause us to enter into any agreement with respect to any bona fide unsolicited takeover proposal, if, after consulting with legal counsel, the board of directors determines in good faith that the failure to do so would constitute a breach of its fiduciary duty to our stockholders. If we receive a bona fide unsolicited takeover proposal, we must provide written notice to SimEx advising SimEx that we have received a bona fide unsolicited proposal, identifying the parties to the proposal and specifying the material terms and conditions of the proposal. We must also for a period of three business days, first negotiate with SimEx so that SimEx can have the ability to make commercially reasonable adjustments to the Merger Agreement so as to permit us to proceed with the Merger. If we terminate the Merger Agreement following our approval of a bona fide unsolicited proposal, we must pay SimEx a termination fee in the amount of $175,000, together with reasonable costs and expenses not to exceed $100,000.

                AMENDING OR WAIVING TERMS OF THE MERGER AGREEMENT
                                  (See Page 40)

        We and SimEx may amend the Merger Agreement by mutual consent before or after stockholder approval. However, following stockholder approval, the Merger Agreement may not be amended, nor can any condition or agreement be waived, absent stockholder approval if that approval is required by applicable law, rule, or regulation.

                            FINANCING FOR THE MERGER
                              (See Pages 28 and 38)

        SimEx has informed us that it estimates that approximately $5.0 million will be required to complete the Merger and pay the related fees and expenses for the Surviving Company following the Merger. SimEx has represented that it expects to fund this amount through existing cash on hand and financing commitments.

                           PRICE RANGE OF COMMON STOCK
                                  (See page 43)

        Our common stock is quoted on the Over The Counter Bulletin Board. On March 2, 2001, the day prior to our entering into a non-binding letter of intent with SimEx, our common stock closed at $0.2188 per share. On August 31, 2001, the last trading day prior to our public announcement of the execution of the Merger Agreement, our common stock closed at $0.32 per share. On the record date, our common stock closed at $0.56 per share.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have made certain forward-looking statements in this proxy statement (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements are not guarantees of performance. You are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements include the information concerning our possible or assumed results of operations. Also, when we use words such as "believe," "expect," "anticipate," "plan," "intend" or similar expressions, we are making forward-looking statements. You should note that many factors could affect our future financial results and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the following:

        o       our ability to maintain gross profit margins;

        o       the level of our direct costs;

        o       the effect of economic conditions;

        o       our future capital requirements;

        o the impact of competition, including its impact on market share in each of our markets;

        o       our ability to manage our growth;

        o       the loss of key employees;

        o the impact of current or pending litigation, legislation and regulation; and

        o other factors which may be described from time to time in our filings with the Securities and Exchange Commission.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement. We do not intend, or assume any obligation, to update these forward looking statements to reflect actual results, changes in assumptions or changes in the factors affecting any forward looking statements, other than as may be required by law.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

        Set forth below is selected consolidated financial data of Iwerks as of and for each of the five years in the period ended June 30, 2001. The data should be read in conjunction with our historical consolidated financial statements, and the notes thereto. No pro forma data giving effect to the Merger is provided because we do not believe that information is material to stockholders in evaluating the Merger and the Merger Agreement since:

        o       the Merger consideration is all cash, and

        o if the Merger is completed, our stockholders will no longer have any equity interest in Iwerks.

        Our consolidated financial statements for the year ended June 30, 2001, which have been audited by Ernst & Young LLP, independent public accountants, are incorporated by reference in this proxy statement from our Annual Report on Form 10-K, as amended, for the year ended June 30, 2001.

                    CONSOLIDATED STATEMENT OF OPERATIONS DATA
                    (In thousands, except for per share data)

                                                                    Fiscal Year Ended June 30,
                                               ---------------------------------------------------------------------
                                               1997(1)(2)    1998 (1)(3)    1999 (1)       2000(1)(4)    2001 (1)(5)
                                               ----------    -----------   ----------      ----------    -----------
OPERATIONS:

Total revenue                                   $ 39,584      $  25,073      $ 34,869      $  28,243     $ 22,204

Loss from operations                             (10,573)       (12,132)       (4,986)       (22,620)      (5,034)

Net loss                                        $ (9,956)     $ (11,560)     $ (4,778)     $ (22,507)    $ (5,037)

Net loss per share - basic                      $  (2.94)     $   (3.33)     $  (1.36)     $   (6.53)    $  (1.46)

Net loss per share -diluted                     $  (2.94)     $   (3.33)     $  (1.36)     $   (6.53)    $  (1.46)

Weighted average shares outstanding - basic        3,387          3,489         3,520          3,449        3,449

Weighted average shares outstanding - diluted      3,387          3,489         3,520          3,449        3,449

FINANCIAL POSITION (AT PERIOD END):

 Cash, cash equivalents and short-term
   investments                                  $ 19,067      $  10,464      $  6,717      $   2,733     $  2,191

Total assets                                      64,529         50,857        50,822         25,864       15,445

Capital lease obligations and notes payable        1,827          1,082         1,087          2,634        1,991

Stockholders' equity                              48,386         36,834        31,775          9,520        4,483

Total liabilities and stockholders' equity      $ 64,529      $  50,857      $ 50,822      $  25,864     $ 15,445

PER SHARE DATA (AT END OF PERIOD):

Net book value per common share                 $  13.90      $   10.43      $   9.21      $    2.76     $   1.30

Common shares outstanding                          3,474          3,527         3,448          3,449        3,449


                                    Page 10


(1) Net income (loss) per share - basic and diluted, weighted average shares outstanding - basic and diluted, net book value per common share and common shares outstanding have been restated to reflect the 3.5 to 1 reverse stock split effective January 18, 2000.

(2) Net loss for 1997 includes the write-down of $5.6 million ($1.61 loss per share) for the impairment of long-lived assets for the portable ride simulation theaters and other fixed assets.

(3) Net loss for 1998 includes approximately $1.6 million of severance costs associated with a company-wide layoff and termination of certain officers, and an additional $1.6 million for merger related costs associated with the failed merger.

(4) Net loss for 2000 includes the write-down of approximately $13.8 million ($4.00 loss per share) for the impairment of goodwill and other assets.

(5) Net loss for 2001 includes the write-down of approximately $3.2 million ($0.93 loss per share) for the impairment of goodwill and other assets.

                               THE SPECIAL MEETING

TIME, PLACE AND DATE

        This proxy statement is being furnished to stockholders of Iwerks as part of the solicitation of proxies by Iwerks' board of directors for use at a special meeting of stockholders to be held on December 19, 2001 at 4520 West Valerio Street, Burbank, California 91505-1046, at 10:00 a.m. local time, or any adjournment or postponement thereof.

PURPOSE OF SPECIAL MEETING

        The purpose of the special meeting is to consider and vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, on a proposal to grant our management the discretionary authority to adjourn the special meeting in order to enable our board of directors to continue to solicit additional proxies in favor of the Merger, and to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

RECORD DATE AND VOTING

        The board of directors has set October 25, 2001 as the record date for the special meeting. Only holders of record of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting. Our only class of voting securities is our common stock. As of the record date, there were outstanding and entitled to vote 3,449,303 shares of common stock, which shares were held by approximately 776 holders of record. Each share of common stock entitles the holder thereof to one vote, which may be cast either in person or by properly executed proxy at the special meeting.

        The approval and adoption of the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of at least a majority of the shares of common stock outstanding on the record date.

        The approval of the Adjournment Proposal will require the affirmative vote of at least a majority of the shares of common stock voting on the Adjournment Proposal.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions") and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the special meeting. Abstentions and broker nonvotes will have the same effect as a vote AGAINST the approval and adoption of the Merger Agreement and the transactions contemplated thereby. FAILURE EITHER TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

        The Adjournment Proposal requires the approval of a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked "AGAINST" approval of the merger agreement will be voted in favor of the Adjournment Proposal, unless it is specifically marked "FOR" the discretionary authority to adjourn the special meeting to a later date.

        As of the record date, our board of directors and our chief financial officer owned an aggregate of 234,661 shares of our common stock, representing approximately 6.8% of the total number of shares of common stock outstanding on the record date (not including shares of common stock held in our treasury). Each member of our board of directors and our chief financial officer has agreed, pursuant to voting agreements dated August 31, 2001, to vote their shares of common stock in favor of the Merger Agreement and the transactions contemplated thereby, and has granted irrevocable proxies to certain officers of SimEx to vote their shares of common stock in favor of the Merger Agreement and the transactions contemplated thereby.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

        All shares of common stock entitled to vote at the special meeting and represented by properly executed proxies received prior to or at the special meeting, unless previously revoked, will be voted at the special meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated (other than in the case of broker non-votes), those proxies will be voted FOR the approval and adoption of the Merger Agreement.

        The board of directors does not know of any other matter to be presented at the special meeting other than the matter described in the Notice of the Special Meeting of Stockholders.

        If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. A vote to approve the postponement or adjournment of the special meeting to solicit additional proxies or to allow additional time for the satisfaction of conditions to the Merger will require the approval of a majority of total number of votes actually voting.

        The grant of a proxy on the enclosed form of proxy does not preclude you from attending the special meeting and voting in person. You may revoke a proxy at any time before it is voted. If you are a stockholder of record, you may revoke your proxy by:

        o delivering to the Secretary/Chief Financial Officer of Iwerks, before the vote is taken at the special meeting, a written notice of revocation bearing a later date than the proxy,

        o duly executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary/Chief Financial Officer of Iwerks before the vote is taken at the special meeting, or

        o       attending the special meeting and voting in person.

        Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to Iwerks Entertainment, Inc., 4520 West Valerio Street, Burbank, California 91505-1046, Attention: Secretary/Chief Financial Officer, or hand delivered to the Secretary/Chief Financial Officer of Iwerks before the vote is taken at the special meeting.

        A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name will be provided by your broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder. If you hold your shares in street name and have instructed your broker to vote your shares, you must follow the instructions received from your broker as to how to change your vote.

        All expenses of our solicitation of proxies for the special meeting will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone or telefax. The directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at a cost of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by those brokerage houses, custodians, nominees and fiduciaries, and Iwerks will reimburse those brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

APPRAISAL RIGHTS

        Stockholders who do not vote in favor of the approval and adoption of the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the "DGCL," summarized herein, will be entitled to seek appraisal of their shares of common stock under Section 262 of the DGCL. See "Special Factors--Appraisal Rights."

        STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS COMPLETED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT TO STOCKHOLDERS FOR THE SURRENDER OF THEIR SHARES OF COMMON STOCK.

                            PROPOSAL ONE - THE MERGER

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

        In June of 1998, following several years of sharp fluctuations and overall declines in our common stock valuation, our board of directors and senior management sought to analyze whether the price at which our common stock was trading properly reflected our intrinsic value and longer-term prospects. Our stock had traded as high as $42.00 per share in May of 1996 and as low as $1.97 per share in October of 1998 (we have adjusted both figures to reflect our 3.5-for-1 reverse stock split effective January 18, 2001). In addition, we had experienced several years of significant operating losses and declining cash and short-term investment balances and were operating in a capital intensive industry.

        Our board of directors, together with management, concluded that it had become necessary to redirect our company to address a changing competitive landscape and a rapidly maturing industry. Our board also concluded that the inability to achieve a reasonable stock price would have a negative impact on our ability to pursue our long-term business strategy, thereby creating a further impediment to stockholder value. Therefore, after extensive discussion, the board directed senior management to analyze and review potential strategic transactions to raise capital, form strategic partnerships and/or identify mutual alliances in order to preserve our viability and to enhance stockholder value.

        In June of 1998, we retained Schroder & Company Inc., an investment banking group, to identify and seek out potential strategic transactions, particularly those that would provide us with an infusion of capital. Our board and senior management selected Schroder & Company based on their reputation and experience in transactions involving entertainment and other media companies. Schroder & Company investigated at least five possible alliances. Two of these entities communicated proposals that involved either acquiring, purchasing a substantial amount of capital stock of, or otherwise infusing capital into our company to pursue additional special venue industry strategies, including strategies that would have involved significant build outs of our theatres. These two proposals were ultimately refused by our board of directors because they required significant additional investment in the form additional theatre build outs and/or were significantly below our market value at that time. The three other entities communicated only their interest in forming alliances by way of general inquiries and other requests for information involving our manufacturing and ride simulation businesses. These general inquiries did not arise to additional discussions. We terminated our relationship with Schroder & Company in September of 1999.

        In November 1999, we retained the services of Resource Financial Corporation to continue to pursue potential strategic transactions and/or assist in raising capital. Our board and executive management previously had consulted with Resource Financial Corporation during our proposed merger with Showscan Entertainment, Inc. in March of 1998, and found Resource Financial Corporation to be extremely knowledgeable both with our company and with the industry in general. From November of 1999 to March 5, 2001, the date we signed our non-binding letter of intent with SimEx, Resource Financial Corporation pursued at least twelve separate potential transactions, including acquisitions by our company, financial investments in our company and the sale or merger of our company with or into another company. We held discussions with these proposed strategic partners and in many cases, entered into confidentiality agreements and conducted mutual preliminary due diligence reviews. These discussions related to the structure of a potential transaction, the relative value of our company, and the terms of any proposals provided by these potential strategic partners, including a review of proposed initiatives to operate a combined company and/or the ability or interest to provide additional capital to or invest in our company. Some of these parties did not present our company with any proposal for a potential transaction. Of the proposals we received, none resulted in any viable transaction because:

        o the potential strategic partners subsequently retracted their interest in our company as a result of our declining financial condition; and/or

        o the potential strategic partners did not demonstrate to the satisfaction of our board their ability to obtain the necessary financing to complete a transaction or to operate a combined company on a going forward basis.

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        Familiar with SimEx as a competitor in the special venue and ride simulation industry and examining a potential strategic alliance between the two companies, on May 4, 2000, Joseph Froehlich of Resource Financial Corporation, coordinated a meeting between Gary Matus and Jeff Dahl, our Chief Executive Officer and a director, and Chief Financial Officer, respectively, and Paul Elliot and Richard Willoughby of Torys, SimEx's Chief Financial Officer and outside legal counsel, respectively, to review our past financial performance and future expected potential. At this meeting, the parties discussed our balance sheet as of March 31, 2000 and the fact that we had negative working capital. We also discussed our various inventory levels, reserves for inventory, our accounts payable and receivable positions, and our history of losses. In discussing our future expected potential, we examined our low levels of sales, our analysis of potential new sales, the diminishing simulation market and the necessity for growth to occur in our foreign markets. As a result of these discussions, on May 12, 2000, we entered into a confidentiality agreement with SimEx and we provided them with additional financial and other information to permit them to better evaluate our company. These documents included the information discussed on May 4, 2000, and also contained detailed historical financial statements, including our most recent balance sheet accounts, and proprietary business plans and other marketing materials.

        During the following weeks, our management discussed numerous financial and operational matters with representatives of SimEx. In these discussions, we provided SimEx our weekly flash report reflecting our sales backlog, prospective sales, and financial forecast for the remainder of the 2000 fiscal year and for fiscal 2001. We also provided a cash flow analysis which indicated our expected cash utilization for fiscal 2001, a historical analysis of sales bookings by geographic region, and a five year sales forecast. The sales and financial forecasts provided to SimEx consisted primarily of revenue projections based on our historical growth rate applied to our historical revenue figures. Our actual revenues for the periods subsequent to May 2000, through the first quarter of fiscal 2002, were substantially lower than our projected revenue figures. We also provided SimEx with an analysis of our sales backlog as it related to future projected revenue, all of which generally has since been reflected in our actual revenue figures as reported in our financial statements filed with the Securities and Exchange Commission.

        On July 7, 2000, Mr. Elliot communicated an offer, through Resource Financial Corporation, to purchase specified assets and liabilities consisting of our film library and film distribution business for an aggregate consideration of $3.0 million. At that time, we had received several other initial indications of interest from other third parties interested in a possible business combination as we have described above. Our board reviewed these potential transactions, including the offer communicated by SimEx, and after extensive consideration and discussion, determined that it would not be in the best interests of our stockholders to pursue any of the transactions. The transactions presented to the board involved private companies that either were unable to demonstrate the financial ability to consummate a strategic transaction or that subsequently retracted their interest in our company as a result of our declining financial condition. Reviewing the SimEx offer, the board determined that a sale of our film library and film distribution business would effectively remove the core of our business operations, leaving us with significant liabilities and insufficient revenue to provide for operating costs.

        In June of 2000, the S. Kumars Group, an Indian company, indicated an interest in owning a minority interest in our company. Through its Landmarc Leisure Corporation Limited, the S. Kumars Group entered into the leisure and entertainment industries to develop family entertainment centers throughout India. Having considered the potential investment capital and significant potential opportunities for international growth, on October 19, 2000, we announced the signing of a strategic $4.0 million investment transaction with the S. Kumars Group. Under the agreement with the S. Kumars Group, we agreed to sell $3.0 million of our common stock at a price of $1.70 per share and to issue warrants to purchase an aggregate of 2.5 million shares of our common stock at exercise prices ranging from $2.05 to $2.25 per share. Additionally, the S. Kumars Group agreed to purchase a five year, $1.0 million convertible debenture. Consistent with the investment documents, on October 19, 2000, we issued the S. Kumars Group a $300,000 convertible subordinated debenture in exchange for the initial $300,000 of the expected total $1.0 million convertible debenture.

        On October 24, 2000, the S. Kumars Group purchased approximately 19% of the issued and outstanding shares of our common stock on the open market through the liquidation of a block of shares of our common stock held by Heartland Advisors, Inc. The sale of our shares by Heartland Advisors, Inc. severely depressed the trading price of our common stock, causing it to drop on October 9, 2000 to $0.1562. As a result of the stock purchase by the S. Kumars Group, our stock price improved slightly during the latter part of October 2000, reaching into the high $0.60 and low $0.70 levels.

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        From October 19, 2000 through November 27, 2000, Mr. Matus and other members of senior management worked with the S. Kumars Group to close the $4.0 million investment transaction. We engaged in numerous telephone conferences and other communications in an effort to cause the funding to occur. Despite these efforts, the S. Kumars Group refused to further perform under the executed investment documents. In these telephone conferences and communications, the S. Kumars Group indicated to us that because of the decline in value of our common stock resulting from the Heartland Advisors, Inc. sale of Iwerks shares and the recent de-listing of our common stock from The Nasdaq Small Capital Market, it did not want to fund in accordance with the terms of the investment documents. On November 27, 2000, the board of directors held a special meeting to discuss the S. Kumars Group transaction. In light of our then existing financial condition, the substantial ownership interest held by the S. Kumars Group in us and the lack of any other viable financing or strategic alternatives, the board authorized our management to amend the investment transaction on mutually agreeable terms.

        During the following weeks, Mr. Matus and other management representatives, together with our legal counsel, negotiated and revised the investment documents in an effort to respond to the concerns raised by the S. Kumars Group.

        On December 7, 2000, the board of directors held a special meeting to consider the proposed amended and restated investment documents that had been negotiated by management and the S. Kumars Group. The board resolved to amend the investment transaction consistent with the amended and restated documents. The new terms required a loan by the S. Kumars Group and a concurrent issuance of a $2.5 million principal amount subordinated convertible debenture, convertible at a per share price of $1.00. The funding was structured to take place in three stages - on December 31, 2000, January 31, 2001 and February 28, 2001.

        In light of the difficulties associated with the investment transaction with the S. Kumars Group, the uncertainty regarding the closing of the revised investment transaction, and ongoing concern over our future financial health and stockholder value, Mr. Matus consulted with other members of the board and senior management regarding the pursuit of strategic alternatives for our company. With the board's concurrence, management continued to explore and pursue potential alternative strategic initiatives. Apart from our continuing initiatives with the S. Kumars Group and our revived discussions with SimEx as described below, only one other potential transaction was then available. After extensive consideration and discussion, that transaction ultimately was not approved by our board because the entity was unable to demonstrate the financial ability to consummate a strategic transaction or operate a combined company on a going forward basis.

        As a result of these efforts, on December 13, 2000, Messrs. Matus and Froehlich met with SimEx representatives to discuss a potential merger between the two companies. This meeting included Michael Needham, SimEx's Chief Executive Officer and President, Brian Peebles, SimEx's Vice President of Operations, Shiori Sudo, a SimEx director and Mr. Elliot, and took place at SimEx's corporate headquarters in Toronto, Canada. These discussions included an analysis of the financial and technical synergies between the companies, their complimentary product lines and customer segments, and the benefits of combining corporate overhead costs. As a result of these discussions, Resource Financial Corporation, on our behalf, and SimEx, entered into a confidentiality agreement and the companies agreed to meet in New York, with both companies' attorneys to discuss the structure and certain specific terms of a potential transaction.

        On December 31, 2000, we did not receive the first tranche of the funding from the S. Kumars Group as provided under the amended and restated investment documents. Over the next few weeks, Mr. Matus and other members of management had continuous discussions by telephone and via e-mail with representatives of the S. Kumars Group, attempting to move the investment transaction forward. However, following this period of inaction by the S. Kumars Group and in view of its failure to meet the terms of the initial investment documents and the amended documents, on January 19, 2001, we terminated the investment transaction.

        On January 11, 2001, Messrs. Matus, Froehlich, Needham, Peebles, Elliot, Ms. Sudo, Don Gordon, a director of SimEx, Michael Blumenthal and Joel Handel of Baer Marks, and Julie Kaufer of Akin, Gump, Strauss, Hauer & Feld LLP, our outside legal counsel (by telephonic conference call), met in New York, to discuss a potential merger and potential transaction terms. The parties discussed a mutually beneficial transaction structure, including the costs and benefits of a merger, asset acquisition, or other combination. The parties also discussed

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specific monetary terms, including the total consideration to be paid by SimEx, and other transaction terms including, director and officer indemnification, non-solicitation provisions and termination fees.

        On January 24, 2001, the board of directors held a special meeting to discuss the proposed SimEx transaction. Prior to this date, the board maintained ongoing and lengthy discussions with our legal and financial advisors regarding any other potential strategic alternatives that may be available to us, none of which existed at that time. Michael Needham attended the meeting and made a presentation to the board which included a financial and operational report of the combined company. This presentation, and the board's discussion, overviewed the various synergies between the companies, including:

        o revenue synergies that are expected to result from cross-licensing the companies' film libraries to each other's customer base; and

        o technical synergies that are expected to result from shared technologies.

The presentation, and the board's discussion, also overviewed:

        o the potential for a combined company to more effectively utilize each company's individual assets, including the use of our company's film library and factory;

        o the ability of a combined company to reach across customer segments and take advantage of the respective leadership positions in the commercial and institutional venue markets;

        o the ability of a combined company to substantially increase the number of films in its film library; and

        o the cost savings available to the combined company, including savings that will result from overlapping operations.

The board also considered a number of relevant financial and operational issues, including:

        o our lack of any other viable financing or strategic transactions;

        o our probable inability to continue as a going concern, as reported by our independent auditors;

        o       our recent operating losses;

        o       our declining cash balances;

        o       our historical stock performance;

        o       the delisting of our common stock from The Nasdaq Stock Market;

        o       the recent decline in our revenue;

        o       our negative working capital;

        o our liquidation value, which indicated that our company's value was far less than any consideration being offered to stockholders at that time;

        o       the general economic downturn; and

        o       a general decrease in investor interest in our industry.

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        The board also considered our net book value, which was higher than the valuation upon which SimEx based its offer. However, in light of the other considerations discussed above, the board believed that it would continue to be extremely difficult for us to attract equity investments, debt financing or strategic partners on terms that were more favorable than those being proposed in the SimEx transaction. The board agreed that if our financial condition continued to worsen and it was unable to attract alternative equity or debt financing or other strategic transactions, we would be forced to consider steps that would protect our company's assets against creditors. As a result of these considerations, the board directed senior management to discuss and negotiate a non-binding letter of intent with SimEx consistent with the terms discussed by the board.

        On January 30 and 31, 2001, Messrs. Matus, Froehlich, Dahl, Needham, Elliot and Ms. Sudo met at our corporate headquarters to discuss, negotiate and consider the structure and timing of a merger transaction between our companies. The parties discussed monetary terms of the transaction, including the total consideration to be paid by SimEx, whether the transaction should be structured as an asset acquisition, merger or other combination, and other specific transaction terms, including our limited ability to solicit other offers, our conduct of the business, and the customary conditions to closing the transaction.

        During the following weeks, our representatives, together with our legal counsel, negotiated a non-binding letter of intent pursuant to which our company and SimEx would enter into a strategic transaction.

        Throughout February of 2001, representatives of Iwerks and SimEx conducted preliminary due diligence reviews of each other's operations.

        On March 5, 2001, we and SimEx executed the non-binding letter of intent and announced the transaction. The non-binding letter of intent provided for a strategic $2.25 million acquisition of Iwerks by SimEx, whereby SimEx would acquire us in exchange for approximately $0.63 per share of common stock currently issued and outstanding. Consummation of the merger would be subject to due diligence, financing, execution of binding transaction documents, stockholder approval and other customary closing conditions.

        On March 26, 2001, Messrs. Matus, Dahl, Needham, Donald Stults, our Chief Operating Officer, Ms. Sudo, and Rob Ryan, SimEx's newly appointed Chief Financial Officer, met at our corporate headquarters to discuss the timing of the transaction and the various due diligence aspects involved. Specifically, the parties discussed our profit and loss report, our weekly flash report that discussed our sales backlog, prospective hardware and film sales, and financial forecast, our project process and those projects then in process, our research and development initiatives, our corporate and product branding and sales support, the film production and equipment rental aspects of our business, and SimEx's proposed financing plan, including its ability to obtain the necessary financing to consummate the transaction.

        On April 5, 2001, the board of directors held a special meeting, with Michael Needham attending by telephone conference, the primary purpose of which was to receive an update regarding SimEx's financing. Mr. Needham informed the board that SimEx had been circulating a private placement memorandum to identify and coordinate specific targeted investors and that it was in the process of securing financing to consummate the merger.

        Over the period of April 23, 2001 through April 25, 2001, SimEx conducted extensive due diligence at our corporate headquarters.

        On May 1, 2001, the board of directors held a special meeting, with Michael Needham attending by telephone conference, to again receive an update regarding SimEx's financing. Mr. Needham informed the board that SimEx had identified its target group of investors and had been continuing its efforts in securing financing commitments. In light of our existing financial condition, the lack of any other viable financing or strategic alternatives, and the progress identified by SimEx, the board agreed to extend the termination date of the executed non-binding letter of intent, dated March 5, 2001, to June 15, 2001.

        In May of 2001, SimEx had instructed its legal counsel to prepare the Merger Agreement in accordance with the non-binding letter of intent, dated March 5, 2001, and with the various terms discussed between SimEx's representatives and our board, senior management and legal counsel.

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        On June 12 and 13, 2001, the board of directors, together with Messrs.
Dahl and Stults, held a special meeting in Toronto, Canada, to discuss the future structure of the combined company and again to review SimEx's financing status. During the course of these two days, Mr. Matus also met with key inside and outside venture capital partners, investors and other partners of SimEx to review SimEx's financing options and its ability to consummate the transaction. The parties discussed numerous aspects of SimEx's business, its future sales projections and its enterprise value. Also during the course of these two days, Messrs. Dahl and Stults conducted extensive due diligence of SimEx's financial statements and business operations. As a result of the due diligence and meetings conducted, on June 15, 2001, the board agreed to extend the termination date of the non-binding letter of intent, dated March 5, 2001, as amended, to July 31, 2001.

        During the period from June 15, 2001 through July 31, 2001, our senior management conducted numerous telephone meetings with SimEx officers to discuss SimEx's financing. These discussions continued to assess SimEx's efforts to secure financing and its ability to consummate the transaction. The discussions also considered various integration issues, including the various synergies, cost savings and operations overlaps, and the condition of the simulation hardware and software market.

        On July 31, 2001, the board of directors again held a special meeting to discuss SimEx's financing. SimEx indicated prior to the meeting that it had received financial commitments from investors already affiliated with its company, including its directors and other primary investors, that would enable SimEx to consummate the merger. Our board believed that the SimEx transaction continued to represent an attractive opportunity for our company. However, in light of the repeated requests to extend the letter of intent, and consequently extend our obligation to refrain from soliciting alternative business combinations, our board requested that SimEx provide to us a $200,000 loan on favorable terms. As a result of the financial commitments and because SimEx agreed to make us the loan, the board agreed to provide an additional extension to the termination date of the non-binding letter of intent, dated March 5, 2001, as amended, to August 21, 2001, and under specified circumstances, to September 24, 2001.

        On August 21, 2001, SimEx funded the loan in the aggregate amount of $200,000 and we concurrently issued the promissory note. The note does not bear interest and is payable in full on the fourth anniversary of the date of issuance. We may prepay the note at any time without penalty. The note is secured by one portable ride simulation unit. SimEx has the right to convert, in whole or in part, at any time the entire unpaid balance of the note, into shares of our common stock at a conversion price equal to $0.63 per share. We intend to use the proceeds of the loan for working capital and to repay indebtedness.

        In May and June of 2001, our legal counsel negotiated the proposed Merger Agreement with counsel to SimEx.

        On August 30, 2001, the board of directors held a special meeting to consider the Merger, the Merger Agreement and the transactions contemplated thereby. The following sections, "Special Factors - Recommendations of the Board of Directors" and "Special Factors - No Fairness Opinion," also discuss the considerations made by the board and its recommendations.

        On August 31, 2001, we and SimEx executed the Merger Agreement. On that date, each of our directors and our chief financial officer entered into separate voting agreements, whereby each agreed to vote his shares of our common stock in favor of the Merger Agreement and the transactions contemplated thereby, and each has granted a proxy to certain officers of SimEx to vote his shares in favor of the Merger Agreement and the transactions contemplated thereby.

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RECOMMENDATIONS OF THE BOARD OF DIRECTORS

        At a meeting held on August 30, 2001, the board of directors unanimously:

        o determined that the Merger is fair and in the best interests of our stockholders;

        o approved the Merger Agreement and the transactions contemplated thereby; and

        o recommended that stockholders vote to approve and adopt the Merger Agreement and the transactions contemplated thereby.

        In making the determination and recommendation set forth above, the board considered various factors that favored the Merger, including, but not limited to, the following:

        o OUR OPERATING AND FINANCIAL CONDITION. Our board considered our current and historical financial condition and results of operations, as well as our prospects and strategic objectives. In particular, the board examined our recent operating losses, declining cash balances, the delisting of our common stock from The Nasdaq Stock Market, the recent decline in revenue, a general economic downturn and a general decrease in investor interest in our industry. The board determined that these factors make it difficult for us to attract equity investments or debt financing or strategic partners on terms that are deemed favorable to us. The board also determined that if our financial condition continued to worsen and if we were unable to attract alternative equity or debt financing or other strategic transactions, we would be forced to consider steps that would protect our assets against our creditors. The board also considered our independent auditor's report which contained an emphasis paragraph indicating there is substantial doubt about our ability to continue as a going concern;

        o MARKET PRICE AND PREMIUM. Our board considered the recent and historical price and trading activity of our common stock. In particular, our board considered that the price of $0.63 per share to be paid in the Merger represents a premium of 186% over the closing price of our common stock on March 2, 2001 (the day prior to entering into the non-binding letter of intent with SimEx) and a 97% premium over the closing price of our common stock on August 31, 2001 (the date the Merger Agreement was signed);

        o STRATEGIC ALTERNATIVES. Our board reviewed, with our executive management, our prospects and anticipated competitive position if we were to retain our current ownership structure. Our board considered our immediate need for additional capital and our inability to engage in a financing sufficient to provide adequate working capital. Our board also considered comparable transactions as well as possible alternatives to the merger involving third parties, the likelihood of consummation of those comparable and alternative transactions and the risks associated with them. In considering the likelihood of our receiving other comparable proposals, our board discussed the scarcity of potential suitors or suitable strategic partners based on our directors', officers', and investment bankers' previous extensive efforts to identify a viable partner and their knowledge of the industry. Based on prior discussions and knowledge of available partners, our board was not aware of any other parties that would be in a financial position to acquire our company. Our board also took into account the fact that, in its view, conducting an extensive public auction process prior to selling our company would be detrimental to us because it would cause significant disruptions in our existing operations and would not be likely to produce a better result;

        o REMAINING A STAND-ALONE ENTITY. Our board considered our prospects and anticipated competitive position if we were to retain our current ownership structure, including the risks and benefits inherent in remaining a stand-alone entity and continuing to pursue our current strategy in an intensely competitive environment. The difficulties of remaining a stand-alone entity involve:

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                o       The fact that the characteristics of the ride simulation
                        and special venue industry make it extremely difficult to continue operations. This is because the industry is relatively small, currently stagnant, and significantly capital intensive;

                o The fact that our company is currently not profitable, and has been profitable only once since entering the public market. Our company has accumulated losses and has funded these losses with all of the cash received from its initial public offering and from its extended trade credit;

                o The fact that our company requires capital to expand film production, product design and technology development, and sales and marketing efforts; and

                o The fact that our company currently maintains a number of under-utilized assets, including its current film libraries and factories.

                These difficulties significantly outweigh any benefit of continuing our current ownership structure which benefit depends heavily on a significant increase in our current capital and substantial growth of the foreign special venue industry;

        o THE COMBINED COMPANY. Our board reasoned that, based on the revenue, cost and technical synergies between us and SimEx, the potential to combine product lines to encompass, among other items, an expanded film library, the potential to compliment customer segments in both commercial and institutional venue markets, and the potential to reduce corporate overhead and thereby increase needed capital for film production, product design and technology development, the combined company is well poised as a strong competitor in the industry and it is therefore likely that SimEx would be willing to pay more for our company than any other suitor;

        o ARM'S-LENGTH NEGOTIATIONS. Our board considered the fact that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement were determined through extensive arms-length negotiations between us and our advisors, on the one hand, and SimEx and its advisors, on the other;

        o SUPERIOR PROPOSAL. Our board considered the fact that while the Merger Agreement prohibits us from soliciting proposals concerning an acquisition of our company, in the exercise of its fiduciary duties, our board, following further negotiations with SimEx, would be able to furnish information to and participate in negotiations with persons making bona fide unsolicited offers and the board may terminate the Merger Agreement and accept a superior proposal under certain conditions, subject to a payment to SimEx in the amount of $175,000, together with reasonable costs and expenses not to exceed $100,000;

        o DISCUSSIONS WITH MANAGEMENT AND ADVISORS. Our board discussed and considered in detail all aspects of the Merger with our executive management and our financial and legal advisors;

        o ABILITY OF SIMEX TO FINANCE THE MERGER. Our board considered the fact that SimEx represented in the Merger Agreement that based on existing cash on hand and financing commitments, it was able to consummate the Merger and the transactions contemplated thereby on the closing date of the Merger;

        o LIMITED CONDITIONS TO CONSUMMATION. Our board considered that SimEx and Acquisition Co. have committed to close the Merger subject only to a limited number of conditions as set forth in "The Merger Agreement - Conditions to Obligations to Effect the Merger";

        o CERTAINTY OF VALUE. Our board considered the fact that the purchase price in the Merger would be cash, thus eliminating any uncertainties in valuing the consideration to be received by our stockholders. If any consideration were to be received in the form of stock, these uncertainties

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                might be particularly acute in light of the recent volatility in the price of our common stock, as well as the volatility in the market prices of shares of comparable companies;

        o SMALL CAP STOCKS. The board considered the diminished attention of the public market in small capitalization stocks;

        o APPRAISAL RIGHTS. The board considered the ability of our stockholders who may not support the Merger to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under the DGCL. The board felt that it was important that the DGCL provides stockholders with the opportunity to exercise appraisal rights and to seek a determination of the Delaware Court of Chancery of the fair value of their shares of common stock. See the section entitled "Special Factors - Appraisal Rights" for information on how to exercise your appraisal rights; and

        o OUR FUTURE PROSPECTS. Our board considered the fact that all holders of shares whose shares are purchased in the Merger will not participate in the future growth of the combined company. Because of the risks and uncertainties associated with our future prospects, our board concluded that that detriment was not reasonably quantifiable. Our board also concluded in their judgment that obtaining a cash premium for the shares now was preferable to enabling the holders of shares to have a speculative potential future return.

        Additionally, in making the determination and recommendation set forth above, the board considered various factors that did not favor the Merger, including, but not limited to, the following:

        o RELATIVE NET BOOK VALUE. Our board considered the fact that the per share consideration to be received by stockholders is relatively low as compared to our relative net book value;

        o CURRENT STOCKHOLDER INABILITY TO BENEFIT FROM FUTURE GROWTH. Our board considered the fact that if the Surviving Company is able to grow earnings and cash flow, SimEx will be the sole beneficiary, and our current stockholders would be unable to participate in its future growth;

        o POTENTIAL GROWTH IN ASIAN MARKET. Our board considered the fact that if the market for ride simulation and special venue attractions in Asia were to grow considerably, our current presence in Asia likely would enable us to continue as a stand-alone entity and further increase stockholder value.

        See the sections entitled "Special Factors -- Background of the Merger" and "Special Factors - No Fairness Opinion" for additional information on the board of director's consideration of the Merger.

        The description set forth above is not intended to be exhaustive but merely summarizes the primary factors considered by our board. In view of its many considerations our board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of our board may have given different weights to the various factors considered. After weighing all of these considerations, and after careful deliberations, our board approved the terms of the Merger and recommended that holders of our common stock vote in favor of the Merger Agreement and the transactions contemplated thereby.

        THE BOARD, ACTING UPON EXTENSIVE CONSIDERATION AND DISCUSSION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF IWERKS' STOCKHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

NO FAIRNESS OPINION

        Our board of directors decided not to retain an independent financial advisor to deliver a fairness opinion in connection with the proposed Merger. In deciding not to obtain a fairness opinion, the board of directors considered a number of factors including, without limitation, the familiarity of the members of the board of directors with our company's business affairs and prospects, the long and thorough process by which our board of directors and senior management had sought to locate a potential strategic transaction in order to preserve our viability and enhance stockholder value, the limited size of the transaction, and the expenses that would be incurred in obtaining advisory services and a fairness opinion from a reputable independent financial advisor. In addition, the board of directors considered the factors that an independent financial advisor would evaluate in determining whether a merger is fair, from a financial point of view, to the stockholders. These factors included:

        o       discussions with management;

        o       the terms of the Merger Agreement;

        o       our publicly available financial statements;

        o internal financial and operating information, including financial forecasts and projections, including consideration of:

        o our inability to continue as a going concern, as reported by our independent auditors;

        o       our recent operating losses;

        o       our declining cash balances;

        o our historical market prices and trading activity of our common stock;

        o       the delisting of our common stock from The Nasdaq Stock Market;

        o       the recent decline in our revenue; and

        o       our negative working capital;

        o an evaluation of our liquidation value, which indicated that our company's value was significantly less than the per share consideration to be paid in the Merger and our net book value, which indicated that our company's value was higher than the per share consideration to be paid in the Merger;

        o the premium represented by the per share consideration to be paid in the Merger over the closing price of our common stock on March 2, 2001 (the day prior to entering into the non-binding letter of intent with SimEx) and the closing price of our common stock on August 31, 2001 (the date the Merger Agreement was signed);

        o the lack of other viable financing or strategic alternatives available to our company; and

        o comparison of the terms of the Merger with other precedent mergers and acquisitions comparable to the Merger.

        See the sections entitled "Special Factors - Background of the Merger" and "Special Factors - Recommendations of the Board of Directors" for additional information on the board of director's consideration of the fairness of the Merger.

        The factors described above in determining whether to seek a fairness opinion summarize the primary factors considered by our board. In view of its many considerations, our board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of our board may have given different weights to the various factors considered. After weighing all of these considerations, and after careful deliberations, the board of directors determined that the consideration to be paid to our stockholders is fair from a financial point of view and decided that the expense of a fairness opinion was not warranted.

PURPOSE AND STRUCTURE OF THE MERGER

        PURPOSE. We entered into the Merger Agreement because the board of directors concluded, acting upon extensive consideration and discussion, that the Merger is fair and in the best interests of our stockholders. In particular, the board of directors believed that the Merger presented our stockholders with the most attractive opportunity available at the current time to maximize the value of their shares of our common stock by selling those shares at a premium to current market prices for the common stock. Specifically, the per share consideration of $0.63 to be paid in the Merger represents a premium of 186% over the closing price of our common stock on March 2, 2001 (the day prior to entering into the non-binding letter of intent with SimEx) and a 97% premium over the closing price of our common stock on August 31, 2001 (the date the Merger Agreement was signed). In addition, our imminent need for additional financing and our uncertainty regarding our ability to continue as an ongoing enterprise, make the Merger a necessary transaction and an attractive opportunity. For a discussion of the various factors considered by the board of directors in reaching its conclusions, see "Special Factors - Background On The Merger," "Special Factors - Recommendations of the Board of Directors," and "Special Factors - No Fairness Opinion."

        STRUCTURE. In order to provide a prompt and orderly transfer of ownership of Iwerks from its stockholders to SimEx, in light of relevant financial, legal, tax and other considerations, the acquisition has been structured as a reverse triangular merger. If the Merger Agreement is adopted by the requisite vote of the stockholders and the remaining conditions to the completion of the Merger are satisfied or waived, Acquisition Co. will be merged with and into Iwerks, with Iwerks as the Surviving Company. We will then become a wholly owned subsidiary of SimEx. All the outstanding shares of our common stock (other than shares held in our treasury or shares held by stockholders who properly perfect their appraisal rights under Delaware Law) will be converted into the right to receive a cash payment per share, without interest, of a ratable portion of $2.25 million equal to the quotient obtained by dividing:

        o       $2.25 million by

        o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the merger, the per share consideration to be offered to our stockholders will be approximately $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

All of the shares held in our treasury will be cancelled and will cease to exist as of the effective time of the Merger.

EFFECTS OF THE MERGER

        As a result of the Merger, SimEx will own 100% of the Surviving Company's common stock. After the effective time of the Merger, our stockholders will cease to have ownership interests in or rights as stockholders of, the Surviving Company. Although an equity investment in the Surviving Company involves substantial risk resulting from the limited liquidity of the investment, if the Surviving Company is able to grow earnings and cash flow, SimEx will be the sole beneficiary of the future earnings and growth of the Surviving Company. The benefit of the Merger to holders of our common stock is the payment of a premium, in cash, to the market value for their shares of common stock. This cash payment assures that all of our stockholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to these holders is their inability to participate as continuing stockholders in any future growth of the Surviving Company.

        As a result of the Merger, the Surviving Company will be a privately held corporation and there will be no public market for its common stock. At the effective time of the Merger, our common stock will cease to be quoted on the Over The Counter Bulletin Board and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated. This termination will make certain provisions of the Securities Exchange Act of 1934, as amended, such as the short-swing profit recovery provisions of Section 16(b) and the requirement under the proxy rules of Regulation 14A of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to the Surviving Company. After the effective time of the Merger, the Surviving Company will no longer be required to file periodic reports with the Securities and Exchange Commission, which we will refer to as the "SEC."

        At the effective time of the Merger, the certificate of incorporation of Acquisition Co. in effect immediately prior to the effective time of the Merger will be the certificate of incorporation of the Surviving Company, which we will refer to as the "Iwerks Certificate of Incorporation," until duly amended in accordance with the terms thereof and the DGCL. The bylaws of Acquisition Co. in effect immediately prior to the effective time of the Merger will be the bylaws of the Surviving Company, which we will refer to as the "Iwerks By-laws," until duly amended in accordance with the terms thereof and the DGCL.

        At the effective time of the Merger, the directors of Acquisition Co. will be the initial directors of the Surviving Company. We expect that members of our current management will assist and cooperate with SimEx in the integration and management of the Surviving Company. Specifically, at the effective time of the Merger, the following officers of Iwerks are expected to continue in their existing capacities at the Surviving Company: Gary J. Matus (Chief Executive Officer), Donald Stults (Chief Operating Officer), and Jeffrey
M. Dahl (Executive Vice President and Chief Financial Officer).

        It is expected that following the completion of the Merger, our operations will be conducted substantially as they are currently being conducted. SimEx has no formal plans or proposals that relate to or would result in an extraordinary corporate transaction involving our corporate structure or business, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets. However, SimEx will continue to evaluate our business and operations after the Merger from time to time, and may propose to develop new plans and proposals which SimEx considers to be in the best interests of the Surviving Company.

        At the effective time of the Merger, all of our outstanding stock options and warrants, with the exception of specified warrants identified in the Merger Agreement, unless exercised prior to the effective time of the Merger, will be cancelled without any payment or other consideration, and all holders of those options and warrants will cease to have any rights or privileges arising therefrom. The specified warrants identified in the Merger Agreement will be assumed by the Surviving Company, but upon exercise will only represent the right to receive in cash an amount equal to the per share consideration as is received by each other stockholder in the Merger.

RISK THAT THE MERGER WILL NOT BE COMPLETED

        Completion of the Merger is subject to various conditions, including, but not limited to, the following:

        o stockholder approval of the Merger Agreement and the transactions contemplated thereby must have been obtained;

        o any waiting period applicable to the Merger under any applicable competition, merger control, antitrust or similar law must have been terminated or expired; and

        o no court of competent jurisdiction will have issued a final and nonappealable temporary restraining order, injunction, or other judgment, order, or decree or other legal restraint or prohibition that prevents the consummation of the Merger;

        As a result of the various conditions to the completion of the Merger, even if the requisite stockholder approval is obtained, we cannot assure you that the Merger will be completed.

        It is expected that if the Merger Agreement is not approved and adopted by stockholders, or if the Merger is not completed for any other reason, our current management, under the direction of the board of directors, will continue to manage us as an on-going business. We are not currently considering any other alternative to the Merger.

        In the event the Merger is not completed for any reason, we will need to aggressively seek additional debt or equity financing and other strategic alternatives. However, recent operating losses, our declining cash balances, our historical stock performance, the delisting of our common stock from The Nasdaq Stock Market, the recent decline in revenue, a general economic downturn and a general decrease in investor interest in our industry, may make it difficult for us to attract equity investments or debt financing or strategic partners on terms that are deemed favorable to us. If our financial condition continues to worsen and we are unable to attract alternative equity or debt financing or other strategic transactions, we could be forced to consider steps that would protect our assets against our creditors. Our independent auditor's report contains an emphasis paragraph indicating there is substantial doubt about our ability to continue as a going concern.

INTERESTS OF IWERKS DIRECTORS AND OFFICERS IN THE MERGER

        In considering the recommendations of the board of directors, you should be aware that certain members of our management and the board of directors have interests that are different from, or in addition to, your interests as a Iwerks stockholder generally. Each of the board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

        DIRECTORS AND EXECUTIVE OFFICERS. At the effective time of the Merger, the directors of Acquisition Co. will be the initial directors of the Surviving Company. We expect that members of our current management will assist and cooperate with SimEx in the integration and management of the Surviving Company. Specifically, at the effective time of the Merger, the following officers of Iwerks are expected to continue in their existing capacities at the Surviving
Company: Gary J. Matus (Chief Executive Officer), Donald Stults (Chief Operating Officer), and Jeffrey M. Dahl (Executive Vice President and Chief Financial Officer). Additionally, Donald Iwerks has received an oral offer to join the board of directors of SimEx and has expressed interest in the position, although he has not currently accepted the position.

        MANAGEMENT AGREEMENTS. We currently have agreements with Donald Iwerks, Gary Matus, and Jeff Dahl (collectively, the "Existing Agreements"). The Existing Agreements, provide, among other things, for a payment to the director or officer, as applicable, upon the occurrence of a "change of control" of Iwerks. Completion of the Merger will constitute a "change of control" under the Existing Agreements and entitle each of the above mentioned individuals to a payment equal to $100,000.

        VOTING AGREEMENT. In connection with the Merger Agreement, each member of our board of directors and our chief financial officer has entered into voting agreements, dated August 31, 2001, with SimEx, pursuant to which they, among other things:

        o have agreed to vote their shares to approve and adopt the Merger Agreement and the transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement; and

        o have each granted an irrevocable proxy to certain officers of SimEx to vote their shares to approve and adopt the Merger Agreement and the transactions contemplated thereby, and in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement.

        For a more complete description of these voting agreements, you should refer to the form of voting agreement attached hereto as Annex B to this proxy statement.

        INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS AND OFFICERS INSURANCE. The Merger Agreement provides that, all rights to indemnification and exculpation from liability for any acts and omissions occurring at or prior to the effective time of the Merger existing on the date of the Merger Agreement in favor of our current or former directors or officers, as provided for in our certificate of incorporation, by-laws and in indemnification agreements entered into between our company and each director and officer, will be assumed by the Surviving Company at the effective time of the Merger. The Merger Agreement further provides that for a period of six years after the effective time of the Merger, SimEx will maintain officers' and directors' liability insurance covering the persons who, on the date of the Merger Agreement, were covered by our officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the effective time of the Merger, subject to certain limitations. The persons benefiting from these provisions include all of our current directors and executive officers. See "The Merger Agreement--Certain Covenants--Director and Officers Indemnification and Insurance."

        COMMON STOCK. As of the record date, our directors and executive officers owned directly an aggregate of 408,242 shares of common stock, including the right to acquire shares exercisable within 60 days of August 31, 2001. All of the common stock owned by our directors and executive officers will be converted into the right to receive the same per share consideration as received by each other stockholder if the Merger is consummated.

        TREATMENT OF STOCK OPTIONS AND WARRANTS. As of the record date, our directors and executive officers had outstanding options and warrants to purchase an aggregate of 173,581 shares of common stock. Pursuant to the Merger Agreement, all issued and outstanding options and warrants held by our directors and executive officers not exercised prior to the effective time of the Merger will be cancelled at the effective time of the Merger without any payment or other consideration, and the holders of those options and warrants will cease to have any rights or privileges arising therefrom.

FINANCING FOR THE MERGER

        Based on existing cash on hand and financing commitments, which include investments in their company from existing stockholders, including venture capital groups and private investors, and bank financing, SimEx has represented to us that it has all the funds necessary to consummate the Merger and the transactions contemplated thereby, including payment in full for all the issued and outstanding shares of our common stock.

ACCOUNTING TREATMENT OF THE MERGER

        SimEx will treat the Merger as a purchase for accounting purposes. It will use the purchase method of accounting.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following summary of certain anticipated federal income tax consequences to a holder of common stock in connection with the Merger is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions as of the date hereof. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements set forth herein, possibly on a retroactive basis. The summary does not purport to deal with all aspects of federal income taxation that may affect particular holders of common stock in light of their individual circumstances, nor with certain types of holders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers, holders owning stock as part of a "straddle," "hedge" or "conversion transaction," holders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and holders who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes). In addition, the summary assumes that any common stock exchanged in the Merger is held as a capital asset. CONSEQUENTLY, WE RECOMMEND THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE

MERGER IN LIGHT OF THAT HOLDER'S OWN SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

        TAX TREATMENT OF HOLDERS OF COMMON STOCK. THE CONVERSION OF COMMON STOCK IN THE MERGER WILL BE TAXABLE TO STOCKHOLDERS. Accordingly, a stockholder who, pursuant to the Merger, converts shares of common stock into cash will recognize a gain or loss equal to the difference between (i) the amount of cash received in the Merger and (ii) that stockholder's adjusted tax basis in the common stock. In the case of a stockholder who is an individual, estate or trust, any realized capital gain will be taxable at a maximum capital gain rate of 20% if the holder held the common stock for more than one year at the time of the Merger.

        BACKUP WITHHOLDING. In order to avoid "backup withholding" of federal income tax on payments of cash to a stockholder who exchanges shares of common stock in the Merger, a stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of the cash with that stockholder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that the number is correct and that the stockholder is not subject to backup withholding. A Form W-9 is included as part of the letter of transmittal to be sent to stockholders by the exchange agent (See "The Merger Agreement - Exchange of Stock Certificates"). If the correct TIN and certifications are not provided, a penalty may be imposed on a stockholder by the Internal Revenue Service (the "IRS") and the cash payments received by a stockholder in consideration for shares of common stock in the Merger may be subject to backup withholding tax at a rate of 30.5%.

        BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT STOCKHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

APPRAISAL RIGHTS

        Stockholders who do not vote for the approval and adoption of the Merger Agreement at the special meeting and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL summarized herein may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, the record holder of common stock must follow the steps summarized below properly and in a timely manner. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

        SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT. SET FORTH BELOW IS A SUMMARY DESCRIPTION OF SECTION 262. THE FOLLOWING SUMMARY DESCRIBES THE MATERIAL ASPECTS OF SECTION 262 AND THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. ALL REFERENCES IN SECTION 262 AND THIS SUMMARY TO "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

        Under the DGCL, holders of common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery (the "Delaware Court") and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by the court.

        Under Section 262, where a proposed Merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date with respect to those shares for which appraisal rights are available, that appraisal rights are so available, and must include in each notice a copy of Section 262. THIS PROXY STATEMENT CONSTITUTES THE NOTICE TO THE HOLDERS OF COMMON STOCK AND

SECTION 262 OF THE DGCL IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C. Any stockholder who wishes to exercise their appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        A STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS (A) MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND (B) MUST DELIVER TO IWERKS, BEFORE THE VOTE ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, A WRITTEN DEMAND FOR APPRAISAL OF THAT HOLDER'S SHARES OF COMMON STOCK. A STOCKHOLDER WHO SIGNS AND RETURNS A PROXY CARD WITHOUT EXPRESSLY DIRECTING THAT HIS OR HER SHARES OF COMMON STOCK BE VOTED AGAINST THE MERGER AGREEMENT WILL EFFECTIVELY WAIVE HIS, HER OR ITS APPRAISAL RIGHTS BECAUSE THE SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, A STOCKHOLDER WHO DESIRES TO EXERCISE AND PERFECT APPRAISAL RIGHTS WITH RESPECT TO ANY OF HIS OR HER SHARES OF COMMON STOCK MUST EITHER (I) REFRAIN FROM EXECUTING AND RETURNING THE ENCLOSED PROXY CARD AND FROM VOTING IN PERSON IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, OR (II) CHECK EITHER THE "AGAINST" OR THE "ABSTAIN" BOX NEXT TO THE PROPOSAL ON THE PROXY CARD OR AFFIRMATIVELY VOTE IN PERSON AGAINST THE PROPOSAL OR REGISTER IN PERSON AN ABSTENTION WITH RESPECT THERETO. A VOTE OR PROXY AGAINST THE MERGER AGREEMENT SHALL NOT, IN AND OF ITSELF, CONSTITUTE A DEMAND FOR APPRAISAL.

        A demand for appraisal will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of the stockholder's shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the approval and adoption of the Merger Agreement. A stockholder wishing to exercise appraisal rights must be the record holder of the shares of common stock on the date the written demand for appraisal is made and must continue to hold those shares through the effective time of the Merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the Merger, will lose any right to appraisal in respect of those shares.

        Only a holder of record of shares of common stock is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on that holder's stock certificates and must state that the person intends thereby to demand appraisal of his, her or its shares of common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the owner or owners.

        A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of common stock held for one or more beneficial owners while not exercising those rights with respect to the shares held for other beneficial owners; in that case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        ALL WRITTEN DEMANDS FOR APPRAISAL OF SHARES MUST BE MAILED OR DELIVERED
TO: IWERKS ENTERTAINMENT, INC., ATTENTION: SECRETARY/CHIEF FINANCIAL OFFICER, 4520 WEST VALERIO STREET, BURBANK, CALIFORNIA 91505-1046, OR SHOULD BE DELIVERED TO THE

SECRETARY/CHIEF FINANCIAL OFFICER AT THE SPECIAL MEETING, PRIOR TO THE VOTE ON THE MERGER AGREEMENT.

        Within ten days after the effective time of the Merger, the Surviving Company will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the approval and adoption of the Merger Agreement as of the effective time of the Merger.

        Within 120 days after the effective time of the Merger, but not thereafter, either the Surviving Company or any stockholder who has complied with, and is entitled to appraisal rights under, Section 262 may file a petition in the Delaware Court demanding a determination of the fair value of the shares held by that stockholder. If no petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Surviving Company is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, stockholders who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

        Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Company a statement setting forth the aggregate number of shares of common stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which demands for appraisal were received by the Surviving Company, and the aggregate number of holders of those shares. That statement must be mailed within ten days after the written request therefore has been received by the Surviving Company, or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of their shares of common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with that direction, the Delaware Court may dismiss the proceedings as to that stockholder.

        After determining which stockholders are entitled to appraisal, the Delaware Court will appraise the "fair value" of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. In determining "fair value" of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that the factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Delaware Court will also determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of common stock have been appraised. The costs of the action may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of that determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of common stock as of a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the same per share consideration to be received by all stockholders. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the Merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the per share consideration, without interest, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and that approval may be conditioned on terms as the Delaware Court deems just.

        If any stockholder who properly demands appraisal of his or her shares of common stock under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of that stockholder will be deemed to have been converted at the effective time into the right to receive the per share consideration receivable with respect to those shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, that stockholder's right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers to the Surviving Company a written withdrawal of his demand for appraisal. Any attempt to withdraw an appraisal demand more than 60 days after the effective time of the Merger will require the Surviving Company's written approval, and once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

        STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL.

        FAILURE TO FOLLOW THE REQUIREMENTS OF SECTION 262 IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS MAY RESULT IN THE TERMINATION OR WAIVER OF THOSE RIGHTS.


                              THE MERGER AGREEMENT

        The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

STRUCTURE, TIMING

        Pursuant to the Merger Agreement, Acquisition Co. will be merged with and into Iwerks. Iwerks will survive the Merger and continue to exist after the Merger as a wholly owned subsidiary of SimEx. The Merger will become effective at the time a certificate of merger is filed with the Secretary of State of Delaware, or at a later time as agreed to by us and SimEx and as specified in the certificate of merger. The Merger is expected to occur as soon as practicable after all conditions of the Merger have been satisfied or waived. The filing of the certificate of merger is expected to occur as soon as practicable following the Merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

        CONSIDERATION AND APPRAISAL RIGHTS. Pursuant to the Merger Agreement, at the effective time of the Merger:

        o each share of common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in our treasury or shares held by stockholders who properly perfect their appraisal rights under Delaware Law) will be cancelled and automatically converted into the right to receive a cash payment per share, without interest, of a ratable portion of $2.25 million. The per share consideration will be equal to the quotient obtained by dividing:

                o       $2.25 million by

                o the number of shares of our common stock outstanding immediately prior to the effective time of the Merger. At September 10, 2001, we had 3,449,303 shares of common stock issued and outstanding (not including shares of common stock held in treasury), 105,000 shares of common stock underlying "in-the-money" options or warrants, and 1,199,628 shares of common stock underlying "at- or out-of-the-money" options, warrants or other convertible securities. Assuming the exercise or conversion of all "in-the-money" securities prior to the effective time of the Merger, the per share consideration to be offered to our stockholders will be approximately $0.63. Holders of "in-the-money" options must exercise their options prior to the effective time of the Merger to receive the per share consideration.

        o each share held in our treasury immediately prior to the effective time of the Merger, will be automatically canceled and will cease to exist and no payment or distribution will be made with respect to those shares.

        The Merger Agreement further provides that any shares of common stock which are issued and outstanding immediately prior to the effective time of the Merger and held by a stockholder who has not voted in favor of the Merger in writing and who complies with all the provisions of the Section 262 of the DGCL, concerning the right of holders of shares of capital stock to dissent from the Merger and require appraisal of their shares, will not be converted into or represent the right to receive the per share consideration, as described above. Instead, those shares will be converted at the effective time of the Merger, into a right to receive payment of the fair value of those shares in accordance with the provisions of Section 262 of the DGCL.

        TREATMENT OF OPTIONS AND WARRANTS. The Merger Agreement provides that at the effective time of the Merger, each option issued pursuant to our Amended and Restated 1987 Stock Option, Purchase and Appreciation Rights Plan, 1993 Stock Incentive Plan, 1994 Stock Incentive Plan, 1998 Non-Employee Directors Stock Option Plan, 0001 Stock Option Plan and those options issued outside of a plan and each warrant issued by us will (except specified warrants identified in the Merger Agreement), unless exercised prior to the effective time of the Merger, be cancelled at the effective time of the Merger without any payment or consideration therefore and the holders of those options and warrants will not have any rights with respect to those options and warrants. The specified warrants identified in the Merger Agreement will be assumed by the Surviving Company, but upon exercise will only have the right to receive in cash an amount equal to the per share consideration to be received by each other stockholder.

EXCHANGE OF STOCK CERTIFICATES

        YOUR SUBMISSION OF STOCK CERTIFICATES. Prior to the effective time of the Merger, SimEx will designate a bank or trust company to act as the paying agent in the Merger (the "Paying Agent"). As soon as practicable after the effective time of the Merger, the Paying Agent will mail to each record holder of our common stock, a letter of transmittal and instructions for use in effecting the surrender of certificates in exchange for the per share consideration, subject to any required back-up withholding taxes. Upon surrender of a certificate for cancellation to the Paying Agent, together with the letter of transmittal, duly completed and executed, the holder of that certificate will be entitled to receive the per share consideration, subject to any withholding taxes, without any interest thereon, and the certificates so surrendered will promptly be canceled.

        NO FURTHER OWNERSHIP RIGHTS IN IWERKS. At and after the effective time of the Merger, each holder of a certificate that represented outstanding shares of our common stock immediately prior to the effective time of the Merger will cease to have any rights as a stockholder of Iwerks, except for the right to surrender his or her certificates in exchange for the per share consideration or to perfect his or her right to receive payment for his or her shares pursuant to
Section 262 of the DGCL. All cash paid to stockholders upon surrender of their certificates in the manner described above will be deemed to have been paid in full satisfaction of all rights pertaining to those shares. At the close of business on the effective time of the Merger, there will be no further transfers on our stock transfer books of the shares that were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, certificates that formerly represented shares of common stock are presented to the Surviving Company or the Paying Agent, those certificates will be cancelled and exchanged for cash in the manner described above.

REPRESENTATIONS AND WARRANTIES

        In the Merger Agreement, we made to SimEx various customary representations and warranties, subject to identified exceptions, with respect to, among other things:

        o due organization, valid existence and good standing of Iwerks and its subsidiaries;

        o       the capital structure of Iwerks and its subsidiaries;

        o the authorization, execution, delivery and enforceability of the Merger Agreement;

        o all necessary consents and approvals for the consummation of the Merger Agreement;

        o compliance of the Merger Agreement with the certificates of incorporation, by-laws, or contracts of Iwerks and its subsidiaries;

        o documents and financial statements filed by Iwerks with the SEC since July 1, 1996, and the accuracy of information contained therein;

        o the absence of certain facts or circumstances related to Iwerks and its subsidiaries since March 31, 2001;

        o compliance by Iwerks and its subsidiaries with all applicable laws;

        o the disclosure of all material contracts of Iwerks and its subsidiaries and the absence of any breach or violation of any contract that would be reasonably expected to have a material adverse effect on Iwerks;

        o the absence of any material amendments to Iwerks' and its subsidiaries' benefit plans since March 31, 2001; and

        o certain additional customary representations and warranties with respect to, among others, Iwerks' and its subsidiaries' ERISA compliance, taxes, labor matters, title to properties, intellectual property and software, and environmental matters.

        In the Merger Agreement, SimEx has made to us various customary representations and warranties, subject to identified exceptions, with respect to, among other things:

        o due organization, valid existence and good standing and certain similar corporate matters;

        o the authorization, execution, delivery and enforceability of the Merger Agreement;

        o all necessary consents and approvals for the consummation of the Merger Agreement;

        o       the interim operations of SimEx Acquisition Corporation; and

        o the financial ability to consummate the Merger and the transactions contemplated by the Merger Agreement.

        None of the representations and warranties in the Merger Agreement will survive after the effective time of the Merger.

CERTAIN COVENANTS

        CONDUCT OF BUSINESS. Pursuant to the Merger Agreement, we agreed that, during the period from the date of the Merger Agreement to the effective time of the Merger, except as contemplated by the Merger Agreement or as otherwise consented to in writing by SimEx, we will, and will cause our subsidiaries to, among other things:

        o carry on our respective businesses in the ordinary course of business and consistent with past practices;

        o       comply with all applicable laws, rules and regulations;

        o use all commercially reasonable efforts to preserve intact our respective assets, properties and licenses, keep the services of our respective current officers and employees available, preserve our respective relationships with customers, suppliers and others with whom we do business, and preserve our respective goodwill;

        o not declare, set aside or pay any dividends or make any distributions of our capital stock;

        o       not purchase, redeem or otherwise acquire any of our securities;

        o not split, combine or reclassify our outstanding capital stock or other securities, or issue or authorize the issuance of any securities in substitution of our capital stock;

        o not issue, deliver, sell, pledge or otherwise encumber any shares of our capital stock or other securities;

        o not amend or propose to amend our existing Certificate of Incorporation or Bylaws;

        o not purchase all or any substantial part of the assets of another party by merger or consolidation, or otherwise acquire any assets of any other party;

        o not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

        o not sell, lease, license, transfer, mortgage, assign or otherwise encumber or dispose of any of our assets;

        o not repurchase, prepay, incur or guarantee any indebtedness or issue any debt securities except in the ordinary course of business, or make any loans or advances, capital contributions to or other investments in any person other than to us or our subsidiaries;

        o not incur or commit to incur any capital expenditures, except in the ordinary course of business;

        o not pay, discharge or settle any claims, liabilities or obligations other than in the ordinary course of business as required by law or the Merger Agreement and reserved against in our financial statements;

        o not enter into, amend or terminate the terms of any current agreements entered into by us that may materially adversely effect us or materially effect our ability to proceed with the Merger Agreement or the transactions contemplated thereby;

        o not hire additional employees or consultants or materially increase the compensation of any of our employees or consultants, provided we may hire employees in order to replace positions held by former employees on the same terms;

        o       not change our accounting principles, methods or practices;

        o not enter into any agreement containing any restriction on the ability of us or our subsidiaries to assign our rights, interests or obligations under that agreement, unless that restriction specifically excludes any assignment to SimEx or any of its subsidiaries in connection with or following the Merger;

        o not commence any suit, action or proceeding, other than a suit, action or proceeding in connection with the collection of accounts receivable or to enforce the terms of the Merger Agreement, or as a result of a suit, action or proceeding commenced against us or our subsidiaries; and

        o not take any action that would result in a breach of any covenants or representations or warranties contained in the Merger Agreement.

        Notwithstanding the covenants described above, we may in our sole discretion comply with our legally binding obligations outstanding as of date of the Merger Agreement which have been disclosed to SimEx and operate our business in accordance with our budget.

        NO SOLICITATION. The Merger Agreement provides that we will not, nor will we permit our subsidiaries or our officers, directors, employees, advisors or representatives to, directly or indirectly:

        o solicit, initiate or knowingly encourage, or take any action knowingly to facilitate any Takeover Proposal or any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal; or

        o enter into, continue or otherwise participate in any discussions or negotiations, regarding, or furnish any information with respect to, or cooperate in any way with, any Takeover Proposal.

        A "Takeover Proposal" is defined in the Merger Agreement in substance as any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions of:

        o all or any part of our or our subsidiaries' material assets, properties or business; or

        o all or any part of the outstanding shares of our common stock, or capital stock of, or other equity or voting interests in, us or our subsidiaries.

        However, nothing contained in the Merger Agreement will prevent us or our board of directors from:

        o complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended; or

        o making any disclosure to our stockholders, provided that the board of directors, acting in good faith and after consulting with legal counsel, determines that the failure to do so would constitute a breach of its fiduciary duty to our stockholders under applicable law; or

        o furnishing non-public information to, or participating in discussions or negotiations with, any person or entity in response to a bona fide unsolicited Takeover Proposal, provided that the board of directors, acting in good faith and after consulting with legal counsel, determines that the failure to do so would constitute a breach of its fiduciary duty to our stockholders under applicable law.

        Pursuant to the Merger Agreement, the board of directors, in response to a bona fide unsolicited Takeover Proposal, may withdraw its recommendation of the Merger Agreement, or approve, recommend or cause us to enter into any agreement with respect to any Takeover Proposal, if, after consulting with legal counsel, the board of directors determines that the failure to do so would constitute a breach of its fiduciary duty to our stockholders under applicable law.

        If we receive a bona fide unsolicited Takeover Proposal, we must provide written notice to SimEx advising SimEx that the board of directors has received a bona fide unsolicited Takeover Proposal. The notice must specify the terms and conditions and identify the party making the bona fide unsolicited Takeover Proposal. We may enter into any agreement pursuant to a bona fide unsolicited Takeover Proposal, provided:

        o that during the three business days following our notice to SimEx, we negotiate with SimEx to make commercially reasonable adjustments to the Merger Agreement so as to permit us to proceed with the Merger; and

        o after that negotiation, we conclude that the bona fide unsolicited Takeover Proposal continues to be superior to the Merger.

        In addition, if we terminate the Merger Agreement following our approval of a bona fide unsolicited Takeover Proposal, we must pay SimEx a termination fee in the amount of $175,000, together with reasonable costs and expenses not to exceed $100,000.

        STOCKHOLDERS' MEETINGS. The Merger Agreement provides for us to call a special meeting of our stockholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreement. Except under circumstances involving a bona fide unsolicited Takeover Proposal as described above in the section entitled "The Merger Agreement - No Solicitation," we agreed that the board of directors will recommend to our stockholders at the special meeting the adoption of the Merger Agreement and the transactions contemplated thereby.

        PROXY STATEMENT. We also agreed to, as soon as reasonably practicable after execution of the Merger Agreement to file this proxy statement relating to the special meeting with the SEC and to respond to any comments made by the SEC. In addition, we agreed to mail this proxy statement to our stockholders at the earliest practicable time.

        DIRECTOR AND OFFICERS INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that, all rights to indemnification and exculpation from liability for any acts and omissions occurring at or prior to the effective time of the Merger existing on the date of the Merger Agreement in favor of our current or former directors or officers, as provided for in our certificate of incorporation and by-laws and in indemnification agreements between our company and each of our directors and officers, will be assumed by the Surviving Company at the effective time of the Merger. The Merger Agreement further provides that for a period of six years after the effective time of the Merger, SimEx will maintain officers' and directors' liability insurance covering the persons who, on the date of the Merger Agreement, were covered by our officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the effective time of the Merger, subject to certain limitations. The persons benefiting from these provisions include all of our current directors and executive officers.

        FINANCING. SimEx represented that based on its cash on hand and existing financing commitments, it has all of the financing necessary to consummate the transactions contemplated by the Merger Agreement.

        OPTIONS AND WARRANTS. At the effective time of the Merger, all issued and outstanding options and warrants (except specified warrants identified in the Merger Agreement) not exercised prior to the effective time of the Merger will be cancelled at the effective time of the Merger without any payment or other consideration, and all holders of those options and warrants will cease to have any rights or privileges arising therefrom. The specified warrants identified in the Merger Agreement will be assumed by the Surviving Company, but upon exercise will only represent the right to receive in cash an amount equal to the per share consideration to be received by each other stockholder.

        REGULATORY APPLICATIONS. We and SimEx will cooperate and use our commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all waivers, consents, approvals and authorizations from all third parties and governmental agencies necessary to consummate the transactions contemplated by the Merger Agreement.

CONDITIONS TO OBLIGATIONS TO EFFECT THE MERGER

        The obligations of the parties to effect the Merger are subject to the satisfaction or waiver, on or prior to the closing date of the Merger, of the following conditions:

        o stockholder approval of the Merger Agreement must have been obtained;

        o any waiting period applicable to the Merger under any applicable competition, merger control, antitrust or similar law must have been terminated or expired; and

        o no temporary restraining order, injunction, or other judgment, order, or decree or other legal restraint or prohibition which prevents the consummation of the Merger be in effect.

        The obligations of SimEx to effect the Merger are subject to the satisfaction or waiver, on or prior to the closing date of the Merger, of the following conditions, among others:

        o our representations and warranties set forth in the Merger Agreement must be true and correct in all material respects on the date when made and as of the closing date of the Merger Agreement;

        o we must have performed or complied with all covenants or obligations contained in the Merger Agreement;

        o we must have obtained all regulatory or governmental consents, approvals or orders required to consummate the Merger and the transactions contemplated thereby, except for those that would not reasonably be expected to restrain or prohibit the consummation of the Merger, or limit SimEx from owning or operating or obtaining effective control of any portion of our business, operations, or assets;

        o there must not have occurred after the execution date of the Merger Agreement any events, changes or effects which individually or in the aggregate have had or would reasonably expected to have a material adverse effect on us;

        o our net tangible worth as of the closing date of the Merger Agreement, based on our financial statements filed for the year ended June 30, 2001, shall not be less than $1.5 million, without giving effect to the Merger;

        o the aggregate number of shares of our common stock where the holder did not vote in favor of the Merger and who has delivered a written demand for appraisal of shares in the manner provided for in the DGCL must not equal 10% or more of our shares outstanding as of the record date for the special meeting; and

        o all of our outstanding options and warrants, other than the specified warrants identified in the Merger Agreement, shall have been duly exercised or cancelled.

        Our obligation to effect the Merger is subject to the satisfaction or waiver, on prior to the closing date of the Merger Agreement, of the following conditions:

        o The representations and warranties of SimEx set forth in the Merger Agreement are true and correct in all material respects on the date when made and as of the closing date of the Merger;

        o SimEx must have performed or complied in all material respects with all covenants or obligations contained in the Merger Agreement; and

        o SimEx must have obtained all regulatory or governmental consents, approvals or orders required to consummate the Merger and the transactions contemplated thereby, except for those that would not reasonably be expected to restrain or prohibit the consummation of the Merger.

        We are not aware of any material uncertainty regarding either party's ability to satisfy the conditions to closing the Merger.

TERMINATION; TERMINATION FEES AND EXPENSES

        The Merger Agreement may be terminated and the Merger contemplated may be abandoned at any time prior to the effective time of the Merger, whether before or after stockholder approval, for the following reasons:

        o       by mutual written consent of both us and SimEx;

        o by either us or SimEx (provided that neither party may terminate for the reasons stated below if that party's actions are the principal reasons for which the Merger cannot be consummated):

                o if the Merger is not consummated by December 31, 2001, provided, however, that if on December 31, 2001, SimEx provides evidence to Iwerks of legally binding financial commitments totaling in the aggregate not less than $5.0 million, then neither party will be permitted to terminate the agreement prior to February 28, 2001;

                o if any court of competent jurisdiction issues a final and nonappealable temporary restraining order, injunction, or other judgment, order, or decree or other legal restraint or prohibition that prevents the consummation of the Merger; or

                o if stockholder approval is not obtained at the special meeting;

        o by SimEx, if we have materially breached or failed to perform on any representation, warranty, covenant or other agreement or if any representation or warranty has become materially untrue and the breach or failure to perform or untrue representation or warranty would give rise to a failure of a condition of the Merger set forth in Sections 6.2(a) and 6.2(b) of the Merger Agreement and if that breach or failure to perform or untrue representation or warranty is not cured after 20 days of SimEx's giving written notice to us, provided that SimEx is not then also in material breach of its representations, warranties and covenants in the Merger Agreement; or

        o by SimEx, if we fail to comply with the provisions regarding a bona fide unsolicited Takeover Proposal provided in Section 4.2(a) of the Merger Agreement or if the board of directors takes any action with respect to a bona fide unsolicited Takeover Proposal contemplated by Section 4.2(b) of the Merger Agreement or otherwise withdraws its approval or recommendations of the Merger or the Merger Agreement or approves or recommends any Takeover Proposal; or

        o by us, if SimEx has materially breached or failed to perform on any representation, warranty, covenant or other agreement or if any representation or warranty has become materially untrue and the breach or failure to perform or untrue representation or warranty would give rise to a failure of a condition of the Merger set forth in Sections 6.3(a) and 6.3(b) of the Merger Agreement and if that breach or failure to perform or untrue representation or warranty is not cured after 20 days of us giving written notice to SimEx, provided that we are not then also in material breach of our representations, warranties and covenants in the Merger Agreement; or

        o by us, in accordance with and subject to specified terms regarding a bona fide unsolicited Takeover Proposal.

        In the event:

        o SimEx terminates the Merger Agreement because we fail to comply with the provisions regarding a bona fide unsolicited Takeover Proposal provided in Section 4.2(a) of the Merger Agreement or if our board of directors takes any action with respect to a bona fide unsolicited Takeover Proposal contemplated by Section 4.2(b) of the Merger Agreement or otherwise withdraws its approval or recommendations of the Merger or the Merger Agreement or approves or recommends any Takeover Proposal, or

        o if we terminate the Merger Agreement in accordance with and subject to its specified terms regarding a bona fide unsolicited Takeover Proposal,

we will be required to pay SimEx a termination fee in the amount of $175,000, plus reasonable costs and expenses not exceeding $100,000.

AMENDMENT AND WAIVER

        The Merger Agreement may be amended at any time, whether before or after stockholder approval, only with written consent of all parties to the Merger Agreement. However, following stockholder approval, the Merger Agreement may not be amended, nor may any condition or agreement be waived, absent stockholder approval if that approval is required by applicable law, rule, or regulation. No waiver by any party to the Merger Agreement of any provision of Merger Agreement shall be effective unless set forth in writing and executed by the party so waiving.

RIGHTS AGREEMENT AMENDMENT

        Pursuant to the Merger Agreement, Iwerks and U.S. Stock Transfer Corporation entered into a Rights Agreement Amendment dated as of August 31, 2001 (the "Amendment") to the Rights Agreement dated as of May 22, 1995, as amended (the "Rights Agreement").

        On May 22, 1995, our board of directors authorized and declared a dividend of one preferred stock purchase right for each issued and outstanding share of our common stock (the "Right"), and authorized the issuance of one Right for each share of common stock issued after that date. Pursuant to the Rights Agreement, each Right entitles the registered holder of common stock to purchase 1/100th of a share of our Series A Preferred Stock at a purchase price of $25.00 per 1/100th of a share of our Series A Preferred Stock, subject to certain adjustments. The Right may be exercisable upon certain conditions, including upon the acquisition by a person or group of affiliated or associated persons (an "Acquiring Person") of a beneficial ownership of 15% or more of the outstanding common stock of Iwerks (the date of any acquisition, the "Distribution Date"), subject to certain conditions. The Rights expire on May 30, 2005.

        The amendment provides that no Person (as defined in the Rights Agreement) will become an Acquiring Person as a result of entering into, performing the terms of, or consummating the transactions contemplated by:

        o       the Merger Agreement, or

        o the voting agreements entered into in connection with the Merger Agreement.

        The amendment also provides that the Distribution Date will not be deemed to have occurred solely as a result of:

        o the approval, execution and delivery of the Merger Agreement or the voting agreements entered into in connection with the Merger Agreement, or

        o the consummation of the Merger or the performance of the terms of the voting agreements entered into in connection with the Merger Agreement.

        The Right applicable to each share of common stock surrendered in the Merger will also be surrendered with that share.

                PROPOSAL TWO--ADJOURNMENT OF THE SPECIAL MEETING

        If at the special meeting on Wednesday, December 19, 2001, the number of shares of our common stock present or represented and voting in favor of approval of the Merger is insufficient to approve the Merger under Delaware law and under our certificate of incorporation, our management may move to adjourn the special meeting in order to enable our board to continue to solicit additional proxies in favor of the Merger. In that event, we will ask our stockholders to vote only upon the Adjournment Proposal, and not the proposal regarding the approval and adoption of the Merger Agreement and the Merger.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board to have the discretionary authority to vote in favor of adjourning the special meeting, and any later adjournments, to a later date in order to enable our board to solicit additional proxies in favor of the Merger. If the stockholders approve this Adjournment Proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to a later date and use the additional time to solicit additional proxies in favor of the Merger, including the solicitation of proxies from stockholders that have previously voted against the Merger. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger to defeat the merger proposal, we could adjourn the special meeting without a vote on the merger proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes to votes in favor of the Merger. If we adjourn the meeting for more than 30 days, or if we set a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at that meeting.

        The Adjournment Proposal requires the approval of a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked "AGAINST" approval of the Merger Agreement will be voted in favor of the Adjournment Proposal, unless it is specifically marked "FOR" the discretionary authority to adjourn the special meeting to a later date. The board believes that if the number of our shares of common stock present or represented at the special meeting and voting in favor of the Merger is insufficient to approve the Merger Agreement, it is in the best interests of our stockholders to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the Merger to bring about its approval.

        Our board of directors believes that the terms of the Adjournment Proposal are fair to and in the best interests of us and our stockholders and recommends that stockholders vote "FOR" the proposal to authorize the holder of any proxy solicited by our board to have the discretionary authority to vote to adjourn the special meeting to a later date.

                                    EXPENSES

        It is estimated that, if the Merger is completed, expenses incurred in connection with the Merger will be approximately as follows:

                                                 IWERKS
                                             ------------
Financial advisory fees and expenses.        $    304,000
SEC filing fees......................                 450
Legal fees and expenses..............              75,000
Printing costs.......................              10,000
Proxy solicitation,
distribution and exchange
agent fees and expenses..............               7,500
Miscellaneous........................               5,000
   Total.............................        $    401,950


        All fees, costs and expenses incurred by the parties to the Merger Agreement in connection with the Merger and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses.


                           PRICE RANGE OF COMMON STOCK

        Our common stock is quoted on the Over The Counter Bulletin Board under the symbol "IWRK.OB" The common stock previously has been listed on The Nasdaq Stock Market. The following table sets forth, for the fiscal quarters indicated, the range of high and low closing sale prices of the common stock as reported by Nasdaq and the Over The Counter Bulletin Board.


                                             HIGH              LOW
                                          -----------      -----------
       Fiscal 1999 by Quarter
         First..........................  $  9  3/16       $  4  5/32
         Second.........................     6 25/32          2  3/16
         Third..........................     5  1/4           3  1/16
         Fourth.........................     4 13/16          2 27/32

       Fiscal 2000 by Quarter
         First..........................     4 19/32          2 26/32
         Second.........................     3  1/2           2 33/64
         Third..........................     3  9/16          1  9/16
         Fourth.........................     1  7/8             13/16

       Fiscal 2001 by Quarter
         First..........................  $  1  5/16             7/16
         Second.........................        5/8              5/32
         Third..........................        9/16             5/32
         Fourth.........................       33/64            19/64
       Fiscal 2002 by Quarter
         First..........................         3/5             31/100
         Second (through October
            31, 2001)...................       29/50             13/25

        The closing price of the common stock on August 31, 2001, the last trading day prior to the public announcement of Iwerks' execution of the Merger Agreement, was $0.32. On November 15, 2001, the closing price of the common stock was $0.59 per share. On November 15, 2001, there were approximately 776 record holders of common stock. The market price for Iwerks' common stock is subject to fluctuations and we urge you to obtain current market quotations.


                                    DIVIDENDS

        We have never declared or paid any dividends with respect to the common stock. Any determination to pay dividends in the future will be at the discretion of the board of directors, will require the consent of SimEx (unless the Merger Agreement is terminated), and will be dependent upon our results of operations, financial condition, capital expenditures, working capital requirements, any contractual restrictions and other factors deemed relevant by our board of directors. We do not anticipate that any cash dividends will be paid on the common stock in the foreseeable future if, for any reason, the Merger is not completed.


                        COMMON STOCK PURCHASE INFORMATION

        None of Iwerks, its directors or executive officers, or SimEx has engaged in any transaction with respect to the common stock within the past 60 days, other than the promissory note described below.

        We issued a $200,000 promissory note to SimEx on August 21, 2001, in exchange for a $200,000 loan. The note does not bear interest and is payable in full on the fourth anniversary of the date of issuance. We may prepay the note at any time without penalty. The note is secured by one portable ride simulation unit. SimEx has the right to convert, in whole or in part, at any time the entire unpaid and unconverted balance of the note, into shares of our common stock at a conversion price equal to $0.63 per share.

        In the previous three fiscal years, Iwerks has purchased Iwerks common stock as described below.

                                                       Aggregate(1)
                             ---------------------------------------------------------------
                             Shares       Avg. $/SH       Value          High        Low
                             -------      ---------    -------------  ----------  ----------
FISCAL 1999
Third quarter                  9,257       $  3.50        $ 32,443      $  3.99     $  3.06
Fourth quarter                82,343          3.75         308,868         4.37        2.90
                             -------                      --------
                              91,600                      $341,311
                             =======                      ========

(1) Share figures adjusted to reflect our 3.5-for-1 reverse stock split effective January 18, 2000.

         DIRECTORS AND EXECUTIVE OFFICERS OF IWERKS ENTERTAINMENT, INC.

DIRECTORS

        DONALD W. IWERKS is a co-founder of Iwerks and has been a director since Iwerks' inception and has served as Chairman of the Board since February 2000. Mr. Iwerks served as Chief Technical Officer of Iwerks until his retirement in December 1995 and as Vice Chairman of the Board until September 1999. From 1950 to 1985, Mr. Iwerks was employed by the Walt Disney Studios, where from 1965 to 1985 he was head of the Technical Engineering and Manufacturing Division, which was responsible for the design and manufacture of all film projection systems used in the Disney theme parks.

        GARY J. MATUS has been a director of Iwerks since July 1996 and has served as Chief Executive Officer since February 2000. He also is a general partner of Beneventure Capital, a high technology venture capital and merchant bank headquartered in San Francisco. From December 1989 to May 1998, Mr. Matus served as Executive Vice President of Bank of America, N.T. & S.A., and served as Chief Marketing Officer. From 1989 to 1995, Mr. Matus served as Head of the Entertainment and Media Industries Group at Bank of America, N.T. & S.A. Mr. Matus launched and managed the first California-based office for the worldwide consulting firm of Egon Zehnder International, and early in his career worked for the Colgate Palmolive Company.

        PETER HANELT has been a director of Iwerks since July 1998. On October 1998 Mr. Hanelt was appointed Chief Executive Officer of Natural Wonders, Inc., a specialty retailer of affordable family gifts inspired by the wonders of science and nature. On December 17, 2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States Bankruptcy Court. Prior thereto, from April 1997 to February 1998, Mr. Hanelt was a principal of Regent Pacific Management Corporation, a consulting firm. Mr. Hanelt served as Chief Operating Officer and Chief Financial Officer of Esprit de Corp, an apparel manufacturer, wholesaler and retailer, from October 1993 to February 1997, and as President, Retail Division of Espirit De Corp from August 1995 to April 1996. Also, Mr. Hanelt served as Vice President, Finance and Operations of Saint Francis Memorial Hospital, a private hospital, from September 1992 to October 1993, and Acting Chief Operating Officer and Chief Financial Officer of Post Tool, Inc., the multi-state retailer of power and hand tools, from August 1990 to September 1992. Mr. Hanelt also serves on the boards of directors of Shoe Pavilion, Inc., the largest independent off-price footwear retailer on the West Coast, Patelco Credit Union, and Interhealth Nutraceuticals.

        BRUCE BEDA has been a director of Iwerks since July 1998. Since February 1995, Mr. Beda has served as President and Chief Executive Officer of Orion Partners LLC, a private investment and consulting company. From December 1986 to January 1995, Mr. Beda served as Chief Financial Officer of Venturedyne Ltd., a private manufacturing conglomerate. Mr. Beda presently serves on the board of directors of Stifel Financial Corp., a financial services company.

EXECUTIVE OFFICERS

        JEFFREY M. DAHL, C.P.A. has served as Iwerks' Senior Vice President, Chief Financial Officer and Secretary since February 1999. From October 1996 to February 1999, Mr. Dahl served as Vice President and Controller of Iwerks. Prior thereto, from January 1994 to October 1996, Mr. Dahl served as Controller of ACT III Broadcasting Inc.

        DONALD STULTS has been with Iwerks since March 1997 and in March 2000 was appointed Chief Operating Officer. Mr. Stults was Founder and President of Pioneer Technology Corp. which was acquired by Iwerks in March 1997. Prior to founding Pioneer, Mr. Stults was with Klynveld, Peat, Marwick & Goerdeler (KPMG International) as a Management Consultant, and DataGraphix, Inc., a manufacturer of computer graphics equipment where he was a Product Manager.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth as of September 30, 2001 certain information relating to the ownership of Common Stock by (a) each person known by Iwerks to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (b) each of our directors, (c) each of the named executive officers and (d) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of these persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (as where persons share voting power or investment powers). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights on or before 60 days from September 30, 2001, regardless of whether the market price for the shares underlying those acquisition rights is substantially lower than the price at which the shares may be acquired. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o Iwerks Entertainment, Inc., 4520 West Valerio Street, Burbank, California 91505-1046.

                                             Number     Percent
                                               of       of Class
Name and Address                             Shares      Owned
----------------------------------------   ---------   ----------
Donald W. Iwerks (1)....................    227,058       6.6%
Gary J. Matus (2).......................    117,734       3.3%
Peter Hanelt (3)........................      9,678        *
Jeffrey M. Dahl (4).....................     27,423        *
Bruce Beda (5)..........................     13,964        *
Donald Stults (6)                            14,286        *

S. Kumars (Investments) Limited (7)
P.O. Box 301,40 Esplanade
St. Helier, Jersey
Channel Islands JE4 8UG                     700,479      20.3%

All executive officers and directors
as a group (6 persons)..................    410,243      11.3%

-------------------------
* Less than one percent.

(1) Includes 217,420 shares of Common Stock held by the Donald and Betty Iwerks 1995 Family Trust and 9,638 shares of Common Stock underlying options which are or will become exercisable within 60 days of September 30, 2001. Mr. Iwerks currently serves as Chairman of the Board and is a consultant to Iwerks.

(2) Includes 116,306 shares of Common Stock underlying options which are or will become exercisable within 60 days of September 30, 2001.

(3) Includes 5,393 shares of Common Stock underlying options which are or will become exercisable within 60 days of September 30, 2001.


                                    Page 46


(4) Includes 24,566 shares of Common Stock underlying options which are or will become exercisable within 60 days of September 30, 2001.

(5) Includes 5,393 shares of Common Stock underlying options which are or will become exercisable within 60 days of September 30, 2001.

(6) Consists of options to purchase shares of Common Stock which are will become exercisable within 60 days of September 30, 2001.

(7) Based on a report of non-objecting beneficial owners provided by ADP Investor Communication Services as of April 10, 2001.


                                  OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any matters to be presented at the special meeting other than those described in this proxy statement. If other matters should properly come before the special meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by those proxies as to any proper matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendations of our management.


                          FUTURE STOCKHOLDER PROPOSALS

        If the Merger is completed there will be no public stockholders of Iwerks and no public participation in any future meetings of stockholders of Iwerks. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, promulgated by the SEC, any of our stockholders who wish to present a proposal at the next Annual Meeting (in the event that the Merger is not completed), and who wish to have that proposal included in our proxy statement for that meeting, must have delivered a copy of that proposal to Iwerks Entertainment, Inc. at 4520 West Valerio Street, Burbank, California 91505-1046, Attention: Secretary/Chief Financial Officer, so that it is received no later than July 19, 2002. In order for proposals by stockholders not submitted in accordance with Rule 14a-8 to have been timely within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, that proposal must have been submitted so that it is received no later than October 2, 2002.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

        Shares of our common stock are presently traded on the Over The Counter Bulletin Board under the symbol "IWRK.OB"

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

IWERKS SEC FILINGS                                     PERIOD ENDED
------------------                                     ------------
1.  Annual Report on Form 10-K filed on                June 30, 2001
September 24, 2001, as amended and filed
October 26, 2001.


2.  Quarterly Report on Form 10-Q filed on             September 30, 2001
November 14, 2001.


3. Current Report on Form 8K filed on September        September 30, 2001
10, 2001.

        In addition, each document filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date that document is filed with the SEC.

        We have supplied all information contained or incorporated by reference in this proxy statement relating to us and SimEx has supplied all information contained in this proxy statement relating to SimEx.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address:

                           Iwerks Entertainment, Inc.
                            4520 West Valerio Street
                         Burbank, California 91505-1046
                     Attn: Secretary/Chief Financial Officer

        If you would like to request documents from us, please do so by December 1, 2001 in order to ensure timely receipt before the special meeting.

        You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the Merger Agreement and the transactions contemplated thereby. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 16, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than November 16, 2001, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

                           IWERKS ENTERTAINMENT, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001


        The undersigned, a stockholder of IWERKS ENTERTAINMENT, INC. a Delaware corporation, (the "Company") hereby appoints Gary J. Matus and Jeffrey M. Dahl, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the special meeting of stockholders of the Company, to be held at the Company's offices at 4520 West Valerio Street, Burbank, California 91505-1046, on December 19, 2001 at 10:00 a.m., Los Angeles time, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

        The Board of Directors recommends a FOR vote on the following proposals:

        1. To approve and adopt the Agreement and Plan of Merger dated August 31, 2001, by and among the Company, SimEx Inc., and SimEx Acquisition Corporation, a wholly owned subsidiary of SimEx, Inc.:

                      ___ FOR    ___ AGAINST    ___ ABSTAIN

        2. To grant our management the discretionary authority to adjourn the special meeting to a later date in order to enable our board of directors to continue to solicit additional proxies in favor of the Merger:

                      ___ FOR    ___ AGAINST    ___ ABSTAIN

        The undersigned hereby revokes any other proxy to vote at the special meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. WITH RESPECT TO MATTERS NOT KNOWN AT THE TIME OF THE SOLICITATION HEREOF, SAID PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

        This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, AND THE PROPOSAL TO PROVIDE DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES, AND AS SAID PROXY SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING, UNLESS OTHERWISE DIRECTED.

        The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying proxy statement dated November 16, 2001 relating to the Meeting.

                      Date:  __________, 2001



                      -------------------------------------------



                      -------------------------------------------
                      Signature(s) of Stockholder(s)
                      (See Instructions Below)

                      The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.



         Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return this proxy.



                           THIS PROXY IS SOLICITED BY


              THE BOARD OF DIRECTORS OF IWERKS ENTERTAINMENT, INC.

                                                                     ANNEX A


-------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                   SIMEX INC.,

                              SIMEX ACQUISITION CO.

                                       AND

                           IWERKS ENTERTAINMENT, INC.





-------------------------------------------------------------------------------


                                 AUGUST 31, 2001

                                TABLE OF CONTENTS

                                                                           PAGE

Article 1. THE MERGER..........................................................1

        1.1   The Merger.......................................................1
        1.2   Closing..........................................................1
        1.3   Effective Time...................................................2
        1.4   Effects of the Merger............................................3
        1.5   Certificate of Incorporation and By-Laws.........................3
        1.6   Directors and Officers...........................................3

Article 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY
           AND ACQUISITION CO.; EXCHANGE OF CERTIFICATES.......................3

        2.1   Effect on Capital Stock..........................................3
        2.2   Exchange of Certificates.........................................5

Article 3. REPRESENTATIONS AND WARRANTIES......................................7

        3.1   Representations and Warranties of the Company....................7
        3.2   Representations and Warranties of the Parent and
              Acquisition Co..................................................24

Article 4. COVENANTS RELATING TO CONDUCT OF BUSINESS..........................26

        4.1   Conduct of Business.............................................26
        4.2   No Solicitation by the Company..................................30

Article 5. ADDITIONAL AGREEMENTS..............................................32

        5.1   Preparation of the Proxy Statement; Stockholders Meeting........32
        5.2   Access to Information; Confidentiality..........................33
        5.3   Commercially Reasonable Efforts.................................33
        5.4   Fees and Expenses...............................................34
        5.5   Public Announcements............................................34
        5.6   Rights Agreement................................................35
        5.7   Director's and Officer's Insurance and Indemnification..........35

Article 6. CONDITIONS PRECEDENT...............................................36

        6.1   Conditions to each Party's Obligation to Effect the Merger......36
        6.2   Conditions to Obligation of the Parent and Acquisition Co.......36
        6.3   Conditions to Obligation of the Company.........................37

Article 7. TERMINATION, AMENDMENT AND WAIVER..................................38

        7.1   Termination.....................................................38
        7.2   Effect of Termination...........................................39
        7.3   Amendment.......................................................40
        7.4   Extension; Waiver...............................................40

Article 8. GENERAL PROVISIONS.................................................40

        8.1   Nonsurvival of Representations and Warranties...................40
        8.2   Notices.........................................................40
        8.3   Definitions.....................................................41
        8.4   Interpretation..................................................44
        8.5   Counterparts....................................................44
        8.6   Entire Agreement; No Third-Party Beneficiaries..................44
        8.7   Governing Law...................................................45
        8.8   Assignment......................................................45
        8.9   Consent to Jurisdiction.........................................45
        8.10  Waiver of Jury Trial............................................45
        8.11  Attorney's Fees.................................................46
        8.12  Enforcement.....................................................46
        8.13  Severability....................................................46


                                    Page ii

        AGREEMENT AND PLAN OF MERGER dated as of August 31, 2001, between SimEx Inc., an Ontario corporation (the "PARENT"), SimEx Acquisition Co., a Delaware corporation ("ACQUISITION CO."), and Iwerks Entertainment, Inc., a Delaware corporation (the "COMPANY").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), the Parent and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company (the "MERGER");

        AND WHEREAS, the Board of Directors of the Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Parent and fair to, and in the best interest of, the Parent and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

        AND WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interest of, the Company and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

        AND WHEREAS, the Parent, Acquisition Co. and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, Acquisition Co. and the Company hereby agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

1.1     THE MERGER

        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Acquisition Co. shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Acquisition Co. shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Acquisition Co. in accordance with the DGCL.

1.2     CLOSING

        (a) Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Torys, 237 Park Avenue, New York, New York, 10017 at 10:00 a.m., New York time, on a date to be specified by the parties to this Agreement (the "PARTIES"), which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 or such other date and time as mutually agreed to by the Parties to the Agreement (the "CLOSING DATE").

        (b) At the Closing, the Company shall have delivered or caused to be delivered to the Parent and Acquisition Co., in each case in form and substance acceptable to the Parent acting reasonably and in good faith:

                (i) the Certificate of Merger (as hereinafter defined), duly executed by the Company;

                (ii) a certificate of the Secretary of the Company certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Office of the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE"), (B) a certificate of each appropriate Secretary of State or other officer certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business,
        (C) a true and complete copy of the resolutions constituting the Board Approval and the Stockholder Approval (each as hereinafter defined) and
        (D) incumbency matters;

                (iii) a resignation letter of each of the directors of the Company, resigning solely in their capacity as directors of the Company, each dated effective as of the Closing;

                (iv) (A) a consent and/or agreement executed by each holder of an outstanding Option granted under the 0001 Plan (as defined in Section 3.1(c)) or outside the option plans of the Company which shall give effect to the requirements of Section 2.1(e), (B) a resolution by the plan administrator under the 1994 Plan (as defined in Section 3.1(c)) which shall give effect to the requirements of Section 2.1(e) and (C) a certificate that the Company shall have taken all steps necessary to duly terminate the other outstanding Options and the outstanding Warrants (other than the Trust Warrants, as defined in Section 2.1(e)) according to their terms and shall have complied with the terms of the Trust Warrants to give effect to the requirements of Section 2.1(e); and

                (v) such other documents as the Parent or its counsel may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

1.3     EFFECTIVE TIME

        Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing and on the Closing Date, the Parties shall file with the Delaware Secretary of State a certificate of merger and such other documents as may be required by the DGCL in order for the merger to become effective (in any such case, the "CERTIFICATE OF MERGER") duly prepared, executed and acknowledged by the Parties, as applicable. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State unless the Parent and the Company agree to a subsequent date or time and specify such date and time in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

1.4     EFFECTS OF THE MERGER

        The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

1.5     CERTIFICATE OF INCORPORATION AND BY-LAWS

        (a) The Certificate of Incorporation of Acquisition Co., as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Iwerks Entertainment, Inc.".

        (b) The By-laws of Acquisition Co., as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the By-laws shall be amended to reflect that the name of the Surviving Corporation shall be "Iwerks Entertainment, Inc.".

1.6     DIRECTORS AND OFFICERS

        The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                   ARTICLE 2.
            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY
                 AND ACQUISITION CO.; EXCHANGE OF CERTIFICATES

2.1     EFFECT ON CAPITAL STOCK

        As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of capital stock of the Company, the Parent or Acquisition Co.:

        (a) CANCELLATION OF TREASURY STOCK. Each share of common stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK") that is directly owned by the

Company (as treasury stock) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) CONVERSION OF ACQUISITION CO. COMMON STOCK. Each issued and outstanding share of common stock of Acquisition Co. shall remain outstanding as one fully paid and non-assessable share of common stock of the Surviving Corporation.

        (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive, immediately prior to the Effective Time, a ratable portion of $2,250,000 (the "MERGER CONSIDERATION") to be equal to the quotient obtained by dividing (i) $2,250,000 by (ii) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time; by way of example, assuming that a total of 3,554,903 shares of Company Common Stock are outstanding and including the due exercise of "in-the-money" Options to purchase 105,000 shares of Company Common Stock and the termination of all other outstanding Options and Warrants (other than the Trust Warrants, as defined in Section 2.1(e)), such ratable portion would be $0.633034 per share. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such holder's ratable portion of the Merger Consideration.

        (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (i) has not voted such shares of Company Common Stock in favor of the Merger at the Stockholders Meeting (as defined in Section 5.1(b)), (ii) is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL ("SECTION 262") and complies in all respects with the provisions of Section 262 and (iii) has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under the DGCL as of the Effective Time (the "APPRAISAL SHARES"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c), but instead such holder of Appraisal Shares shall only be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall automatically be canceled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except such rights as are granted under Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the rights of such holder under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive such holder's ratable portion of the Merger Consideration as provided in
Section 2.1(c). The Company shall serve prompt notice to the Parent of any demands for appraisal of any shares of Company Common Stock, and the Parent shall have the right to participate in and, subject to applicable law, direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        (e) OPTIONS AND WARRANTS. Each outstanding Option or Warrant (other than the Warrants issued to the Guber Family Trust and the Paul and Judy Schaeffer Living Trust (collectively, the "TRUST WARRANTS")), shall, immediately prior to the Effective Time, automatically be exercised or terminated pursuant to the terms of the applicable Option or Warrant and, at the Effective Time, shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive such holder's ratable portion of the Merger Consideration provided that any such Option or Warrant was duly exercised (including payment to the Company of the applicable exercise price) prior to the Closing Date. Each outstanding Trust Warrant shall, at the Effective Time, automatically be converted into the right to receive, upon exercise thereof in accordance with its terms, such ratable portion of the Merger Consideration that a holder of that number of shares of Company Common Stock issuable upon exercise of such Trust Warrants immediately prior to the Merger would be entitled to receive.

2.2     EXCHANGE OF CERTIFICATES

        (a) PAYING AGENT. Prior to the Effective Time, the Parent shall designate a bank or trust company to act as paying agent for payment of the Merger Consideration (the "PAYING AGENT"); and on or prior to the Effective Time, the Parent shall, or cause the Surviving Corporation to, deposit with the Paying Agent cash in the amount of the Merger Consideration. Subject to Section 2.2(d) hereof, pending distribution pursuant to Section 2.2(b) hereof of the cash deposited with the Paying Agent, such cash shall be held in trust for the benefit of the holders of shares of Company Common Stock issued and outstanding prior to the Effective Time cancelled in the Merger and such cash shall not be used for any other purposes; provided, however, that any cash deposited with the Paying Agent which has not been distributed pursuant to Section 2.2(b) hereof two years after the Effective Time shall be turned over to the Parent and provided, further, that any and all interest earned at any time on the cash deposited with the Paying Agent shall be turned over to the Parent.

        (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive such holder's ratable portion of the Merger Consideration (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon the proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as the Parent may reasonably specify) and (ii) instructions as specified by the Paying Agent or the Parent for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and executed, and such other instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall promptly distribute to such holder, the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a ratable portion of the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c). No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

        (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

        (d) NO LIABILITY. None of the Parent, Acquisition Co., the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), the Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay to the holder of such lost, stolen or destroyed Certificate, such holder's ratable portion of the Merger Consideration.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

3.1     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent and Acquisition Co. as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries (as defined in Section 8.3(a)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (as defined in Section 8.3(a)) on the Company. The Company has delivered to the Parent, prior to the execution of this Agreement, complete and correct copies of (i) its Certificate of Incorporation and By-laws, in each case as amended to the date hereof and (ii) all the existing minutes of the meetings of its stockholders, its Board of Directors and each committee of its Board of Directors held since its incorporation or organization. No other decisions or resolutions of the stockholders, Board of Directors or committees of the Board of Directors of the Company, other than as disclosed in the minutes that have been delivered to the Parent or that are reflected in the Company SEC Documents (as defined in Section 3.1(e)), would reasonably be expected to be material to an intending purchaser of the Company.

        (b) SUBSIDIARIES. Section 3.1(b) of the Disclosure Letter delivered by the Company to the Parent prior to the execution of this Agreement (the "Disclosure Letter") sets forth (i) a list of the subsidiaries of the Company,
(ii) to the knowledge of the Company, the issued and outstanding shares of capital stock of, or other equity or voting interests in, each such subsidiary and (iii) to the knowledge of the Company, the registered and beneficial holders of such shares or other equity or voting interests. All the outstanding shares of capital stock of, or other equity or voting interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all mortgages, pledges, assessments, claims, liens, charges, security interests and other encumbrances of any kind or nature whatsoever (collectively, "LIENS"). Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person. No subsidiaries of the Company carry on an active business, other than Discovery Theatre Limited Partnership, a California limited partnership, and the partners of such partnership which are Discovery Theatres San Francisco Corp., a California corporation, and Cinetropolis Management, Inc., a California corporation. None of the Company's subsidiaries have any material liabilities or obligations. Neither the Certificate of Incorporation and By-Laws (or other organizational documents), nor the minutes of the meetings of the stockholders and Board of

Directors of any subsidiary of the Company would reasonably be expected to be material to an intending purchaser of the Company.

        (c) CAPITAL STRUCTURE.

                (i) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"). As of the date hereof, (A) 3,540,911 shares of Company Common Stock are issued and outstanding, (B) 91,600 shares of Company Common Stock are issued and held by the Company in its treasury and (C) no shares of Company Preferred Stock are issued and outstanding, or issued and held by the Company in its treasury. Section 3.1(c)(i) of the Disclosure Letter which will be delivered to the Parent within 5 business days hereof sets forth the number of shares of Company Common Stock held by each registered holder thereof as of August 31, 2001.

                (ii) As of the date of this Agreement and regarding options or stock appreciation rights to purchase shares of Company Common Stock ("OPTIONS"):

                        (A) Options to purchase 6,718 shares of Company Common Stock, and no stock appreciation rights, are issued and outstanding pursuant to the Amended and Restated 1987 Stock Option, Purchase and Appreciation Rights Plan (the "1987 STOCK PLAN");

                        (B) Options to purchase 35,397 shares of Company Common Stock, and no stock purchase rights, are issued and outstanding pursuant to the 1993 Stock Incentive Plan (the "1993 STOCK PLAN");

                        (C) Options to purchase 257,706 shares of Company Common Stock are issued and outstanding pursuant to the 1994 Stock Incentive Plan (the "1994 STOCK Plan");

                        (D) Options to purchase 71,250 shares of Company Common Stock are issued and outstanding pursuant to the 1998 Non-Employee Directors Stock Option Plan (the "1998 NON-EMPLOYEE DIRECTORS STOCK PLAN");

                        (E) Options to purchase 2,858 shares of Company Common Stock are issued and outstanding pursuant to the 0001 Stock Option Plan (the "0001 STOCK PLAN");

                        (F) no options are issued and outstanding pursuant to the Omni Stock Option Plan; and

                        (G) Options to purchase 18,096 shares of Company Common Stock are issued and outstanding on a stand alone basis and not pursuant to any stock option plan.

        Section 3.1(c)(ii) of the Disclosure Letter which will be delivered to the Parent within 5 business days hereof sets forth, as of August 31, 2001, for each issued and outstanding Option, the grant date, the number of shares of Company Common Stock purchasable thereunder, the vesting schedule, the exercise price, and the holder thereof.

                (iii) As of the date of this Agreement and regarding warrants to purchase shares of Company Common Stock ("WARRANTS"), warrants to purchase 451,429 shares of Company Common Stock are issued and outstanding. Section 3.1(c)(iii) of the Disclosure Letter sets forth, for each issued and outstanding Warrant, the issue date, the number of shares of Company Common Stock purchasable thereunder, the exercise price, and the holder thereof.

                (iv) Each outstanding share of Company Common Stock has attached to it a right ("RIGHT") entitling the holder to purchase 1/100th of a share of Series A Company Preferred Stock pursuant to the Rights Agreement dated as of May 22, 1995, as amended on July 15, 1997, July 16, 1999, September 12, 2000 and October 24, 2000 and as will be amended as provided by this clause (iv) (the "RIGHTS AGREEMENT") between the Company and U.S. Stock Transfer Corporation, the Rights Agent. The Company shall enter into an amendment to the Rights Agreement within two business days of the date hereof. Such amendment will provide that (A) no "Distribution Date" (as such term is defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, (B) neither the Parent nor Acquisition Co. will be an "Acquiring Person" (as such term is defined in the Rights Agreement) as a result of entering into, performing the terms of or consummating the transactions contemplated by this Agreement and (C) the Rights Agreement will otherwise be inapplicable to the Parent and Acquisition Co. while this Agreement is in effect.

                (v) All outstanding shares of Company Common Stock are, and all shares that may be issued pursuant to the exercise of Options or Warrants or otherwise prior to the Effective Time will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(c)(v) of the Disclosure Letter, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its subsidiaries. To the actual knowledge of the officers and directors of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its subsidiaries.

                (vi) Except as set forth in Section 3.1(c)(vi) of the Disclosure Letter, there are no Contracts (as defined in Section 3.1(d)) of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to (A) issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, (B) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or
        (C) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries.

                (vii) As of the date of this Agreement and except as disclosed in the March Financial Statements (as defined in Section 3.1(e)), there is no outstanding indebtedness for borrowed money of the Company and its subsidiaries and there are no guarantees by the Company or any of its subsidiaries of indebtedness of third parties for borrowed money.

        (d) AUTHORITY; NONCONTRAVENTION.

                (i) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval (as defined in (ii) below). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate authorizations or approvals on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to
        (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                (ii) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date established for the Stockholders Meeting, voting as a single class, at the Stockholders Meeting in favor of adopting this Agreement (the "STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement or the Merger. The affirmative vote of the holders of any class or series of the Company's capital stock, voting as a single class or otherwise, is not necessary to approve any transaction contemplated by this Agreement (other than the adoption of this Agreement).

                (iii) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (the "BOARD APPROVAL") including (A) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (B) declaring that it is in the best interests of the Company and its stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (C) declaring that this Agreement is fair to the Company and its stockholders, (D) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as practicable and (E) recommending that the Company's stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 4.2(b).

                (iv) Except as set forth in Section 3.1(d)(iv) of the Disclosure Letter, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation or By-laws (or similar organizational documents) of any of its subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "CONTRACT"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets; OTHER THAN, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                (v) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), is required to be made or obtained by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and such other filings, notices or reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (B) the notifying of the Over the Counter Bulletin Board of the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (D) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                (vi) The approval of the Merger by the Board of Directors of the Company referred to in paragraph (iii) above constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions on business combinations (as such term is defined therein) set forth in Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. To the knowledge of the Company, no other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

        (e) SEC DOCUMENTS. The Company has filed with the SEC on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it since July 1, 1996 as such documents since the time of filing may have been amended or supplemented (the "COMPANY SEC DOCUMENTS"). No subsidiary of the Company is required to file with the SEC any report, schedule, form, statement or other document. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company for the fiscal quarter ended

March 31, 2001 filed with the SEC (the "MARCH FINANCIAL STATEMENTS") and all other financial statements of the Company included in the Company SEC Documents, including in each case the notes thereto (collectively with the March Financial Statements, the "SEC FINANCIAL STATEMENTS") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and other adjustments described therein). Except as set forth in the March Financial Statements and except as arising hereunder, the Company and its subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that would be required to be reflected on or reserved against in any SEC Financial Statements that are not disclosed, reflected or reserved against in such SEC Financial Statements, except for such liabilities and obligations (i) that have been incurred since March 31, 2001 in the ordinary course of business, (ii) that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or (iii) arising as a result of the consummation of the transactions contemplated by this Agreement.

        (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001 and except as set forth in Section 3.1(f) of the Disclosure Letter and for the transactions provided for herein, (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business and (ii) there has not been: (A) any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, constitutes, has had, or would reasonably be expected to have a material adverse effect on the Company; (B) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its subsidiaries' capital stock; (C) any purchase, redemption or other acquisition of any shares of capital stock or other securities of the Company or its subsidiaries or any options, warrants, calls, or rights to acquire such shares or securities; (D) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or other securities of the Company or any of its subsidiaries (other than shares of Company Common Stock issuable upon exercise of outstanding Options or Warrants); (E) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant (1) of any increase in compensation, bonus or other benefits (including grants of stock options, stock appreciation rights or other stock-based awards) or any such granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, or (2) of the right to receive any severance or termination pay, or increases therein (other than in both instances (1) and (2) increases made as required by law); (F) any material change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law;
(G) any material
election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund; or (H) any revaluation of the Company's or any of its subsidiaries' material assets.

        (g) LITIGATION. Except as set forth in Section 3.1(g) of the Disclosure Letter, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets or properties before or by any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

        (h) COMPLIANCE WITH APPLICABLE LAWS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, certificates, authorizations, orders and approvals of all Governmental Entities which are necessary or advisable to the lawful operation of the respective business of the Company and its subsidiaries (the "PERMITS"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. All such Permits are in full force and effect and the Company and its subsidiaries are in compliance with the terms of the Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to maintain such Permits or so to comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. The Company has not received any notice to the effect that the Company or any of its subsidiaries is not in compliance with the terms of the Permits or any such statutes, laws, ordinances, rules, or regulations.

        (i) CONTRACTS. Except for Contracts filed as exhibits to the Company SEC Documents, there are no Contracts that were required to be filed as an exhibit to those Company SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder. The Company has delivered to the Parent true and complete copies, of:

                (i) all Contracts of the Company or any of its subsidiaries made in the ordinary course of business having an aggregate value over the term of the Contract, or involving payments by or to the Company and its subsidiaries, of more than $50,000, except for purchase and sales orders in the ordinary course of business;

                (ii) all Contracts of the Company or any of its subsidiaries made outside the ordinary course of business which have not been performed in full;

                (iii) all Contracts or legally binding commitments of the Company, any of its subsidiaries or any of its affiliates, that contain a covenant restricting the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Parent or any of its subsidiaries, including the Company and its subsidiaries) to compete in any business or with any person or in any geographic area and a description of all such Contracts is set forth in Section 3.1(i)(iii) of the Disclosure Letter;

                (iv) all Contracts of the Company or any of its subsidiaries with any affiliate of the Company (other than any of its subsidiaries) which have not been performed in full;

                (v) all employment, consulting, bonus, severance, or retention agreements or similar agreements or understandings of the Company or any of its subsidiaries which have not been performed in full and a list of all such Contracts is set forth in Section 3.1(i)(v) of the Disclosure Letter;

                (vi) all Contracts which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company to which the Company or any of its subsidiaries is a party granting any license to any property, asset or right of the Company or any of its subsidiaries, or right of first refusal with respect to the Company, any of its subsidiaries or the assets and properties of the Company or any of its subsidiaries;

                (vii) all confidentiality, standstill or other similar Contracts to which the Company or any of its subsidiaries is a party which have not been performed in full and a list of all such Contracts is set forth in Section 3.1(i)(vii) of the Disclosure Letter;

                (viii) all joint venture, partnership or other similar Contracts to which the Company or any of its subsidiaries is a party and a list of all such Contracts is set forth in Section 3.1(i)(viii) of the Disclosure Letter; and

                (ix) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, "DEBT OBLIGATIONS") pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its subsidiaries of any debt obligations of any other person.

Each such Contract or agreement and each Contract or agreement disclosed in the Disclosure Letter is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or its subsidiaries, as applicable, and the Company or its subsidiaries, as applicable, has performed in all material respects all of its obligations under, and is not in violation or breach of or default under, any such Contract or agreement except for such violation or breach which would not reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, the other parties to any such Contract or agreement have performed in all material respects all of their obligations under, and are not in violation or breach of or default under, any such Contract or agreement.

        (j) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS. Since March 31, 2001, there has not been any adoption or amendment in any material respect by the

Company or any of its subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, stock option, phantom stock, performance or retirement plan, savings, stock bonus, cafeteria, vacation, severance, disability, death benefit, medical, welfare or other benefit plan or program providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as set forth in Section 3.1(j) of the Disclosure Letter,
(i) each of the employees of the Company and its subsidiaries is employed at will, (ii) there exist no employment (except employment at will), consulting, deferred compensation, severance, termination or indemnification agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (iii) there exist no agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement.

        (k) LABOR MATTERS. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees and, to the knowledge of the Company, there are no attempts to organize any of the Company's or any of its subsidiaries' employees by any person, unit or group seeking to act as their bargaining agent. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other Taxes (as hereinafter defined). There are no pending or, to the knowledge of the Company, threatened charges of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company or any of its subsidiaries. To the knowledge of the Company, no union representation elections relating to the Company's employees have been scheduled by any Governmental Entity and no investigation of the employment policies or practices of the Company by any Governmental Entity is pending or threatened.

        (l) ERISA COMPLIANCE. Set forth in Section 3.1(l) of the Disclosure Letter is a list of each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, stock option, phantom stock, performance or retirement plan, savings, stock bonus, cafeteria, vacation, severance, disability, death benefit, medical, welfare or other benefit plan or program sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is required to make contributions (such plans and related trusts and related agreements and arrangements being hereinafter referred to as the "BENEFIT PLANS"). The Company has delivered to the Parent true and complete copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the

Internal Revenue Service or Department of Labor with respect to such Benefit Plans for a period of three years prior to the date hereof. In addition:

                (i) each Benefit Plan has been operated and administered in compliance with its terms in all material respects;

                (ii) each Benefit Plan complies in all respects with all requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") and with all other applicable law except where the failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Company;

                (iii) each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

                (iv) neither the Company, nor any of its subsidiaries maintains, sponsors or contributes to, and has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any multiemployer plan (within the meaning of Section 3(37) of ERISA);

                (v) no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

                (vi) no provision of any Benefit Plan limits the right of the Company or any of its subsidiaries to amend or terminate any Benefit Plan on no more than 90 days notice, subject to the requirements of applicable law;

                (vii) all contributions required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) through the date hereof have been made;

                (viii) other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan, or, to the Company's knowledge, any circumstances which might give rise to any such action, suit or claim;

                (ix) all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity have been so filed; and

                (x) neither the Company, nor any of its subsidiaries has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under
        Section 4980B of the Code or Section 601 of ERISA, and the Company and its subsidiaries have complied in all material respects with the notice and continuation requirements of
        Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

        (m) TAXES.

                (i) Each of the Company and its subsidiaries has filed or caused to be filed on a timely basis all local, foreign and other tax returns, reports and declarations (collectively, "TAX RETURNS") required to be filed by it and has paid all taxes, including income, gross receipts, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines, costs and assessments ("TAXES") with respect to the periods covered by such Tax Returns (whether or not reflected thereon or yet due and payable or assessed). All Tax Returns filed by or on behalf of the Company and its subsidiaries are true, complete and correct. There are no tax Liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company or any of its subsidiaries, other than for Taxes not yet due and payable.

                (ii) Except as set forth in Section 3.1(m)(ii) of the Disclosure Letter, since March 31, 2001, neither the Company nor any of its subsidiaries has incurred any material Tax liability other than in the ordinary course of business. No deficiency in Taxes of the Company or any of its subsidiaries for any period has been asserted by any taxing authority which remains unpaid at the date hereof. No Tax Returns of the Company or any of its subsidiaries have ever been audited. No inquiries or notices have been received by the Company or any of its subsidiaries from a taxing authority with respect to possible claims for Taxes which have not been resolved and paid prior to the date hereof, and neither the Company nor any of its subsidiaries has any reason to believe that such an inquiry or notice is pending or threatened, and there is no basis for any additional claims or assessments for Taxes. Neither the Company nor any of its subsidiaries has agreed to the extension of the statute of limitations with respect to any Tax Returns or Tax periods. There are no assessments relating to the Company's or any of its subsidiaries' Tax Returns pending or, to the knowledge of the Company, threatened. The Company has delivered to the Parent true and complete copies of all income (or franchise) Tax Returns filed by it and any of its subsidiaries for the past five financial years. Neither the Company nor any of its subsidiaries is, or has been, the common parent or a member of any affiliated group of corporations filing a consolidated income tax return, (other than a group the common parent of which was the Company) and is not a party to any tax sharing agreement or other arrangement pursuant to which it could be liable for the Taxes of any third party.

                (iii) Adequate accruals and reserves have been made in the March Financial Statements and the books and records of the Company and its subsidiaries for the payment of all unpaid local, foreign and other Taxes of the Company and its subsidiaries for all periods through the respective dates thereof, whether or not yet due and payable and whether or not disputed by the Company or any of its subsidiaries, and nothing has occurred subsequent to the dates of such March Financial Statements or such accruals or reserves in such books and records which make such accruals and reserves inadequate.

                (iv) Except as set forth in Section 3.1(m)(iv) of the Disclosure Letter, the Company has not been liable for the payment of interest, penalties, or fines in relation to Taxes during the past five years.

        (n) TITLE TO PROPERTIES. Each of the Company and its subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. Except as set forth in Section 3.1(n) of the Disclosure Letter, all such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. With respect to the Company's leased property located at 4540 Valerio Street, Burbank, California, there are no above ground storage drums located thereon.

        Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliances or failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases.

        (o) INTELLECTUAL PROPERTY.

                (i) Section 3.1(o)(i) of the Disclosure Letter lists all registered and material unregistered trademarks and applications therefor, trade names, service marks, registered copyrights and applications therefor, patents and patent applications, if owned by or licensed to the Company or any of its subsidiaries and indicating whether owned by or licensed to the Company or any of its subsidiaries. Each of the Company and its subsidiaries owns, or is validly licensed or otherwise has the right to use, in each case free and clear of any Liens (including any performer's rights, third party distribution rights and mechanical and other reproduction rights), all Intellectual Property (as defined in (iv) below) used or necessary to carry on its business as now being conducted.

                (ii) Except with respect to Patents and unregistered trademarks, in respect of which the Company represents and warrants only to its knowledge, none of the Company or any of its subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in
        Section 3.1(o)(ii) of the Disclosure Letter, (A) none of the Company or any of its subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict or challenging the ownership, use, validity or enforceability of any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries nor, to the knowledge of the Company, is there a reasonable basis for any such claim, (B) none of the Company or any of its subsidiaries is party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved and (C) to the knowledge of the Company, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries.

                (iii) Section 3.1(o)(iii) of the Disclosure Letter contains a list of each current employee or consultant of the Company and its subsidiaries who has not executed the Company's standard form confidentiality agreement in the form delivered to the Parent. Each of the Company and its subsidiaries has taken all reasonable and necessary steps (based on standard industry practices) to protect its Intellectual Property and rights thereunder and, to the knowledge of the Company, no such rights to Intellectual Property have been lost or are in jeopardy of being lost as a result of any act or omission by the Company or any of its subsidiaries.

                (iv) "INTELLECTUAL PROPERTY" shall mean (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, models, industrial designs, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the "PATENTS"), (B) trademarks, all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (D) trade secrets, know-how and confidential business information and rights in any jurisdiction to limit the use or disclosure thereof by any person,
        (E) Software, (F) internet domain names, and (G) moral rights, publicity rights, customer lists.

        (p) SOFTWARE. The Software (as defined below) owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of the Company or its subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to the Company or its subsidiaries pursuant to written agreements or
(iii) otherwise lawfully acquired by the Company or its subsidiaries from a third party pursuant to written agreements. Such Software does not contain any programming code, documentation or other material or development environments that embody Intellectual Property rights of any person other than the Company or its subsidiaries, except for such materials or development environments obtained by the Company or its subsidiaries from (i) third parties pursuant to valid licenses or other agreements or (ii) other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. The source code of any of the Company's Software and the data associated therewith have not been licensed or otherwise provided to another person, other than the source code of the Company's Software in its hardware sales contracts which have been licensed to certain purchasers in conjunction with the operation of theaters by such purchasers, and have been safeguarded and protected as confidential and proprietary Company information. "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

        (q) ENVIRONMENTAL MATTERS.

                (i) Each of the Company and its subsidiaries possesses in full force and effect all material Environmental Permits (as defined below) necessary to conduct its businesses and operations as now being conducted. None of the Company or its subsidiaries has been notified by any Governmental Entity that any Environmental Permits will be modified, suspended or revoked.

                (ii) Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and the terms and conditions of all Environmental Permits except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. None of the Company or its subsidiaries has received any communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is, or may be, liable under any Environmental Law.

                (iii) There are no past or pending or, to the knowledge of the Company, threatened material Environmental Claims (as defined below) (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or any of its subsidiaries has contractually retained or assumed any liabilities or obligations that would reasonably be expected to provide the basis for any material Environmental Claim.

                (iv) There have been no Releases (as defined below) of any Hazardous Materials (as defined below) at, from, in, to, on or under any real properties currently or previously owned, leased, or utilized by the Company or any of its subsidiaries, predecessors, or affiliates that would reasonably be expected to form the basis of any material Environmental Claim against the Company or any of its subsidiaries.

                (v) Neither the Company nor any of its subsidiaries, predecessors or affiliates transported or arranged for the transportation, treatment, storage, handling or disposal of any Hazardous Materials to any off-site location that would reasonably be anticipated to result in a material Environmental Claim.

                (vi) There are no (A) underground storage tanks, active or abandoned, (B) polychlorinated biphenyl containing equipment or (C) asbestos containing material within the leasehold of any site or building utilized by the Company or any of its subsidiaries.

                (vii) There have been no environmental investigations, studies, tests, audits, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company or any of its subsidiaries which have not been delivered to the Parent.

                (viii) (A) "ENVIRONMENTAL CLAIMS" means any and all actions, orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of violation by any Governmental Entity or other person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law;

                        (B) "ENVIRONMENTAL LAWS" means all laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity with applicable authority over such matters relating to pollution or protection of the environment or human health;

                        (C) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws;

                        (D) "HAZARDOUS MATERIALS" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law; and

                        (E) "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment or within any building, structure, facility or fixture.

        (r) ASSETS IN GOOD CONDITION. All physical assets of the Company and its subsidiaries carried for value on the SEC Financial Statements (other than the 11 portable ride simulation theatres of the Company pertaining to its Touring Division which are in the process of being sold or used for other purposes) are in good operating condition and in a state of good maintenance and repair having regard to the use to which such assets are put and the age thereof.

        (s) INSURANCE. All physical assets of the Company and its subsidiaries carried for value on the SEC Financial Statements are covered by fire and other insurance with responsible insurers against such risks and in such amounts as are reasonable for prudent owners of comparable assets. Section 3.1(s) of the Disclosure Letter lists all the insurance policies held by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy, other than such defaults or failures which would not reasonably be expected to have a material adverse effect on the Company. The Company has no reason to believe that any of the insurance policies listed in Section 3.1(s) of the Disclosure Letter will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. The Company has delivered to the Parent true and complete copies of all of such insurance policies.

        (t) NON-ARM'S LENGTH TRANSACTIONS.

        Except as disclosed in the Proxy Statements of the Company included in the Company SEC Documents during the preceding five years:

                (i) Neither the Company nor any of its subsidiaries has made any payment or loan to, or borrowed any monies from or is or has become otherwise indebted to, any officer, director, employee, stockholder or any other person with whom the Company or any of its subsidiaries is not dealing at arm's length or any affiliate of any of the foregoing, except for usual compensation paid in the ordinary course of business.

                (ii) Except for Contracts made solely between the Company and any of its subsidiaries or between any of the subsidiaries of the Company and except for Contracts of employment or relating to severance or change of control payments, neither the Company nor any of its subsidiaries is a party to any Contract with any officer, director, employee, stockholder or any other person with whom the

        Company or any of its subsidiaries is not dealing at arm's length or any affiliate of any of the foregoing.

        (u) BROKERS. Except for a fee owing by the Company to Resource Financial Corporation not exceeding $300,000 (plus expenses), pursuant to an Engagement Letter dated as of November 3, 1999, no broker, investment banker, financial advisor or other person has been retained by, or is authorized to act on behalf of the Company or any of its subsidiaries, and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

        (v) CURRENT LIABILITIES. Section 3.1(v) of the Disclosure Letter sets forth those current liabilities reflected on the SEC Financial Statements of the Company for the fiscal year ended June 30, 2000 which have been reduced through forgiveness of debt by the Company's creditors, which reduction in the aggregate is not less than $650,000.

3.2     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION CO.

        The Parent and Acquisition Co. represent and warrant to the Company as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Parent and Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and Acquisition Co. is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Parent.

        (b) AUTHORITY; NONCONTRAVENTION.

                (i) The Parent and Acquisition Co. have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and Acquisition Co. and the consummation by the Parent and Acquisition Co. of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and Acquisition Co. and no other corporate proceedings on the part of the Parent or Acquisition Co. are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of the Parent and Acquisition Co., enforceable against the Parent and Acquisition Co. in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and

        (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                (ii) The execution and delivery of this Agreement by the Parent and Acquisition Co. and the consummation of the transactions contemplated hereby and compliance by the Parent and Acquisition Co. with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Parent or Acquisition Co. under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Articles of Incorporation or By-laws of the Parent or the Certificate of Incorporation or By-laws of Acquisition Co., (B) any Contract to which the Parent or Acquisition Co. is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to the Parent or Acquisition Co. or their respective properties or assets; OTHER THAN, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that, individually or in the aggregate, would not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Parent or Acquisition Co. in connection with the execution and delivery of this Agreement by the Parent and Acquisition Co. or the consummation by the Parent and Acquisition Co. of the transactions contemplated hereby or the compliance with the provisions hereof, except for (A) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (B) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

        (c) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Parent or Acquisition Co., threatened against or affecting the Parent or Acquisition Co. or any of their respective assets or properties before or by any Governmental Entity that, individually or in the aggregate, would reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Parent or Acquisition Co. that, individually or in the aggregate, would reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

        (d) BROKERS. No broker, investment banker, financial advisor or other person has been retained by, or is authorized to act on behalf of, the Parent or any of its subsidiaries and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

        (e) OWNERSHIP OF COMPANY COMMON STOCK. Each of the Parent and Acquisition Co. is not, nor at any time during the last three years has either been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Other than by virtue of the convertible note in the aggregate principal amount of $200,000 purchased by the Parent from the Company (the "SimEx Note"), neither the Parent nor Acquisition Co. owns, directly or indirectly, beneficially or of record, nor is either a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).

        (f) INTERIM OPERATIONS OF ACQUISITION CO. Acquisition Co. was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any other business activities and has conducted its operations only as contemplated hereby. Acquisition Co. has not incurred, directly or indirectly, any material liabilities or obligations except those in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

        (g) FINANCING. Based on existing cash on hand and financing commitments, the Parent has all the funds necessary to consummate the Merger and the transactions contemplated hereby, including payment in full for all the shares of Company Common Stock validly surrendered pursuant to Article 2 hereof.

                                   ARTICLE 4.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1     CONDUCT OF BUSINESS

        (a) Except as otherwise expressly provided in this Agreement, between the date hereof and the Effective Time, the Company shall, and shall cause its subsidiaries, (i) to operate their respective businesses in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, (ii) to comply with all applicable laws, rules and regulations, in all material respects, and
(iii) to use all commercially reasonable efforts to preserve intact their assets, properties and licenses of their current business organization, keep available the service of their current officers and employees and preserve their relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and others having business dealings with them with the intention that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Subject to Section 4.1(b) and without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement (including in the Disclosure Letter) or consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), prior to the Effective Time the Company shall not, and shall not permit any of its subsidiaries to:

                (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;

                (ii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

                (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities;

                (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock appreciation rights or other rights that are linked in any way to the price of Company Common Stock (other than the issuance of shares of Company Common Stock upon the exercise of Options or Warrants outstanding on the date of this Agreement pursuant to their terms as in effect on the date of this Agreement or as a result of the transactions contemplated hereby or the SimEx Note);

                (v) amend or propose to amend its Certificate of Incorporation or By-laws (or similar organizational documents);

                (vi) directly or indirectly, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, limited liability company, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets, other than inventory or immaterial assets in each case in the ordinary course of business;

                (vii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or otherwise permit the corporate existence of the Company or any of its subsidiaries to be suspended, lapsed or revoked;

                (viii) directly or indirectly, sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, except in the ordinary course of business;

                (ix) (A) repurchase, prepay or incur any indebtedness or assume, guarantee or endorse any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for borrowings incurred in the ordinary course of business or transactions between the Company and the Parent or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly-owned subsidiary of the Company;

                (x) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, except in the ordinary course of business;

                (xi) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business as required by applicable law, rule, regulation, order or decision or as required by their terms as in effect on the date of this Agreement (including, any payments to be made pursuant to the settlement agreement between the Company and Ex Machina which has been provided to the Parent) of claims, liabilities or obligations reflected or reserved against in the March Financial Statements (for amounts not in excess of such reserves) or incurred since the date of such March Financial Statements in the ordinary course of business, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business, or waive any material benefits of, or agree to modify in any adverse respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party, provided, however, that notwithstanding this clause (xi), the Company shall not, without the prior written consent of the Parent pay, discharge, settle or satisfy any liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) owing to Disney;

                (xii) enter into, modify, amend or terminate (A) any Contract which if so entered into, modified, amended or terminated would be reasonably likely to (x) have a material adverse effect on the Company,
        (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or
        (B) except in the ordinary course of business, any material Contract to which the Company or any subsidiary thereof is a party;

                (xiii) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to the Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                (xiv) (A) except as otherwise contemplated by this Agreement or as required to comply with applicable law, rule or regulation or any Contract or Benefit Plans existing on the date of this Agreement, pay any material benefit not provided for as of the date of this Agreement under any Contract or Benefit Plan or (B) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any subsidiary thereof;

                (xv) hire any additional employees or retain any additional consultants, materially increase the compensation of any employees or consultants or enter into any employment or consulting agreements; provided, however, that the Company may hire employees for the sole purpose of replacing employees who have been terminated or have terminated their employment on terms and conditions (including compensation) which are the same, in all material respects, as the terms and conditions of the employees being replaced;

                (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

                (xvii) take any action (or omit to take any action) if such action (or omission) would reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in
        Article 6 not being satisfied; PROVIDED, HOWEVER, nothing contained in this clause (xvii) shall preclude or prohibit the Company from exercising its rights under Section 4.2;

                (xviii) commence any suit, action or proceeding (other than a suit, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its subsidiaries);

                (xix) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting methods, principles or practices; and

                (xx) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        (b) Notwithstanding Section 4.1(a) hereof, between the date hereof and the Effective Time, the Company may, after providing notice to the Parent in the Company's sole discretion and without the consent of the Parent, (i) comply with its legally binding obligations outstanding as of the date hereof which have been either provided to the Parent or disclosed in the Company SEC Documents in accordance with the terms of such agreements, and (ii) operate its business in accordance with the Budget attached as Section 4.1(b) to the Disclosure Letter, which the Company agrees and covenants to do.

4.2     NO SOLICITATION BY THE COMPANY

        (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly:

                (A) solicit, initiate or knowingly encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal; or

                (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal;

PROVIDED, HOWEVER, that at any time prior to obtaining Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide unsolicited Takeover Proposal that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Sections 4.2(b) and (c):

                (X) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided or made available on a prior or substantially concurrent basis to the Parent; and

                (Y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal,

if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is reasonably likely that the failure to do so would constitute a breach of its fiduciary duty to the Company's stockholders under applicable law and provides the Parent with reasonable prior notice of its intention to engage in any of the actions contemplated in clauses
(X) and (Y) above and other details with respect to such Takeover Proposal as the Parent may reasonably request. In addition, if the Board of Directors authorizes the Company, subject to complying with the terms of this Agreement, to take any of the actions referred to in Section

4.2(b) in response to a bona fide unsolicited Takeover Proposal, the Board of Directors in good faith in accordance with its fiduciary duties shall direct the Company to notify the Parent and before taking such action and during the three business day period after such notice (i) to negotiate with, and shall have caused the legal counsel of the Company to negotiate with, the Parent to attempt to make such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (ii) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations, that the Takeover Proposal giving rise to the Company's notice continues to be superior. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2(a) by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.2(a) by the Company. The term "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or any part of the material assets, properties or business (other than the sale of portable ride simulator theatres as described in the Company SEC Documents) of the Company or its subsidiaries or (ii) all or any part of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries.

        (b) If at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company, in response to a bona fide unsolicited Takeover Proposal (i) withdraws the recommendation by the Board of Directors to this Agreement or the Merger, (ii) determines that this Agreement or the Merger is no longer advisable, (iii) recommends that the stockholders of the Company reject this Agreement or the Merger, (iv) recommends the approval or adoption of such Takeover Proposal, (v) causes or permits the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal or (vi) resolves, agrees or proposes publicly to take any such actions in response to such Takeover Proposal that do not otherwise result from a breach of Section 4.2(a), this Agreement may be terminated pursuant to Sections 7.1(d) and 7.1(f); PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to Section 7.1(f) and any purported termination pursuant to
Section 7.1(f) shall be void and of no force or effect, unless the Company shall have complied with all provisions of Section 4.2(a), and with all applicable requirements of Section 5.4(b) prior to or simultaneously with such termination.

        (c) In addition to the obligations of the Company set forth in Sections 4.2(a) and 4.2(b), the Company shall promptly advise the Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep the Parent informed in all material respects on a timely basis of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

                                   ARTICLE 5.
                              ADDITIONAL AGREEMENTS

5.1     PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING

        (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall promptly notify the Parent of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and the Parent shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after all such SEC comments have been resolved. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Parent with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by the Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the Parent's approval, which approval shall not be unreasonably withheld, delayed or conditioned.

        (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of obtaining Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger, in all cases subject to its rights under
Section 4.2(b). The Company shall cause the Stockholders Meeting to be held as promptly as practicable following the date of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement, in each case subject to its rights under Section 4.2(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.1(b) to take actions to and hold the Stockholders Meeting for the purpose of obtaining Stockholder Approval shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

        (c) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (d) The Company shall retain an agent, on terms or conditions acceptable to the Parent, for the purpose of soliciting proxies on behalf of the Company for the Stockholders Meeting.

5.2     ACCESS TO INFORMATION; CONFIDENTIALITY

        The Company shall, and shall cause each of its subsidiaries to, afford to the Parent and to the officers, employees, attorneys, accountants and other representatives of the Parent, reasonable access during normal business hours during the period prior to the Effective Time or termination of this Agreement, and without undue disruption of their respective businesses, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to the Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Parent may reasonably request. The Parent will hold, and will cause its respective officers, employees, attorneys, accountants and other representatives to hold, any nonpublic information in accordance with the terms of that certain Confidentiality Agreement dated as of May 4, 2000 (the "CONFIDENTIALITY AGREEMENT").

5.3     COMMERCIALLY REASONABLE EFFORTS

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things that are necessary or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the taking of all commercially reasonable acts necessary to cause the conditions in Article 6 to be satisfied and the Closing to occur within 75 days hereof, but in any event not later than 150 days hereof, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

        (b) The Company and its Board of Directors shall (i) take all commercially reasonable actions necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all commercially reasonable actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

5.4     FEES AND EXPENSES

        (a) All fees, costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated. For greater certainty, all fees, costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement shall be paid by the Company.

        (b) In the event the Parent terminates this Agreement pursuant to
Section 4.2(b) and 7.1(d), or the Company terminates this Agreement pursuant to
Section 4.2(b) and 7.1(f), then the Company shall forthwith pay to the Parent a fee in the amount of $175,000, together with reasonable costs and expenses not to exceed $100,000 (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by the Parent. The Company acknowledges that the agreements contained in this Section 5.4(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay the amounts due pursuant to this Section 5.4(b) forthwith, and, in order to obtain such payment, the Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.4(b), the Company shall pay to the Parent interest on the amounts set forth in this
Section 5.4(b) at a rate per annum equal to 3%, compounded monthly.

5.5     PUBLIC ANNOUNCEMENTS

        Unless otherwise required by applicable law, rule or regulation, the Parent and Acquisition Co., on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. The

Parties agree that the initial press release to be issued with respect to the entering into of this Agreement shall be in a form mutually agreeable to the Parties.

5.6     RIGHTS AGREEMENT

        The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(c)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) as reasonably required by the Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. If any "Distribution Date" occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and the Parent shall make such adjustment to the Merger Consideration as the Company and the Parent shall mutually agree so as to preserve the economic benefits that the Company and the Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby. Except as provided in this Section 5.6, the Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action to redeem the Rights or render the Rights inapplicable to any transaction.

5.7     DIRECTOR'S AND OFFICER'S INSURANCE AND INDEMNIFICATION

        (a) The Parent and Acquisition Co. agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective Certificates of Incorporation or By-laws (or comparable organizational documents) and in indemnification agreements entered into between each officer and director and the Company, shall be and are hereby assumed, as of the Effective Time, by the Surviving Corporation without further action and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

        (b) The Parent shall, without any lapse in coverage, for six years after the Effective Time, provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable in any material respect than those of such policy in effect on the date hereof, provided that in no event will the Parent be required to pay more than 200% per annum of the last premium (annualized) paid by the Company for such policy prior to the date hereof.

        (c) The provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise; provided however, that no director or officer shall be entitled to any of the benefits provided under this Section 5.7 in the event that, in a final, non appealable judgment, a court of competent jurisdiction determines that such director or officer engaged in fraud or other willful misconduct in negotiating, executing or delivering this Agreement.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

6.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

        The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

        (a) STOCKHOLDER APPROVAL. Stockholder Approval shall have been obtained.

        (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under any applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

        (c) NO LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the Merger shall be in effect.

6.2     CONDITIONS TO OBLIGATION OF THE PARENT AND ACQUISITION CO.

        The obligations of the Parent and Acquisition Co. to effect the Merger are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. In addition, at the request of the Parent acting in its sole discretion prior to the Closing, the Company shall cause certain officers and certain employee-directors of the Company, as reasonably designated by the Parent, to attend a meeting or participate in a telephonic conference call, with counsel to the Company, at a time, date and place as mutually agreed by the Parties, for the purpose of permitting the Parent, with its counsel, to confirm the representations and warranties of the Company contained herein. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have duly performed any covenants or obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        (c) CONSENTS. The Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the Company shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement (including consents to assignments of material contracts and material Intellectual Property) except for those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to (i) restrain or prohibit the consummation of the Merger or (ii) prohibit or limit in any material respect the ownership or operation or effective control by the Parent of any portion of the business, operations or assets of the Company and its subsidiaries.

        (d) NO MATERIAL ADVERSE EFFECT. No event, change or effect, individually or in the aggregate, with respect to the Company or its subsidiaries, has occurred which would have or would reasonably be expected to have, a material adverse effect on the Company.

        (e) NO PENDING OR THREATENED LEGAL RESTRAINTS. No Legal Restraints that would reasonably be expected to have the effect of preventing the consummation of the Merger shall be pending or threatened in writing.

        (f) APPRAISAL SHARES. No more than 10% of the outstanding shares of Company Common Stock shall be Appraisal Shares.

        (g) CONVERTIBLE SECURITIES. All outstanding Options and Warrants (other than the Trust Warrants) shall have been duly exercised or terminated.

        (h) NET TANGIBLE WORTH. The net tangible worth of the Company as of the Closing Date based on the financial statements of the Company filed with the SEC for the fiscal year ended June 30, 2001 shall be not less than $1,500,000 without giving effect to the transactions contemplated by this Agreement.

        (i) OTHER DELIVERIES. The Company and others contemplated by Section 1.2(b), as the case may be, shall have delivered all of the required Closing deliveries set forth in Section 1.2(b).

6.3     CONDITIONS TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on, or prior to the Closing Date, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent and Acquisition Co. contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Parent and Acquisition Co. contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or chief financial officer of the Parent to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION CO. The Parent and Acquisition Co. shall have duly performed any covenants or obligations required to be performed by them under this Agreement at or prior to the Closing Date in all material respects, and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or chief financial officer of the Parent to such effect.

        (c) CONSENTS. The Parent shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement except for those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to restrain or prohibit the consummation of the Merger.

                                   ARTICLE 7.
                        TERMINATION, AMENDMENT AND WAIVER

7.1     TERMINATION

        This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after Stockholder Approval has been obtained and notwithstanding adoption of this Agreement by the stockholder of Acquisition Co.:

        (a) by mutual written consent of the Parent and the Company;

        (b) by either the Parent or the Company:

                (i) if the Merger shall not have been consummated by December 31, 2001; provided, however, if on December 31, 2001, the Parent provides evidence to the Company demonstrating to the Company's reasonable satisfaction that the Parent has obtained legally binding financial commitments from third parties, including, without limitation, individual investors and/or banks, in an amount, in the aggregate, of at least Five Million U.S. dollars (US$5,000,000) which sums are to be used to consummate the Merger and the transactions contemplated hereby, including payment in full for all the shares of Company Common Stock validly surrendered pursuant to Article 2 hereof, then neither the Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 7.1(b)(i) prior to February 28, 2002;

                (ii) if any Legal Restraint set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; or

                (iii) if Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor;

        provided that no Party may terminate this Agreement pursuant to this
        Section 7.1(b) if such Party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

        (c) by the Parent (i) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, which breach or failure to perform or untrue representation or warranty (A) would give rise to the failure of a condition set forth in Sections 6.2(a) or 6.2(b) and (B) cannot be or has not been cured within 20 days after the Parent's giving written notice to the Company of such breach (a "COMPANY MATERIAL BREACH") (provided that the Parent is not then in Parent Material Breach (as defined in Section 7.1(e)) of any representation, warranty, covenant or other agreement set forth in this Agreement);

        (d) by the Parent if (i) the Company fails to comply with Section 4.2(a) or (ii) the Board of Directors of the Company takes any of the actions contemplated by Section 4.2(b) or otherwise withdraws its approval or recommendation of the Merger or this Agreement or approves or recommends any Takeover Proposal or resolves to take any of the foregoing actions;

        (e) by the Company, if the Parent or Acquisition Co. shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement or if any representations or warranties of the Parent or Acquisition Co. shall have become untrue in any material respect, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 6.3(a) or 6.3(b) and (B) cannot be or has not been cured within 20 days after the Company's giving written notice to the Parent of such breach (a "PARENT MATERIAL BREACH") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement set forth in this Agreement); or

        (f) by the Company in accordance with, and subject to the terms of,
Section 4.2(b).

7.2     EFFECT OF TERMINATION

        In the event of termination of this Agreement by either the Company or the Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, Acquisition Co. or the Company, other than Sections 3.1(u) and 5.4(b), this Section 7.2 and Article 8; provided, HOWEVER, that no such termination shall relieve any Party from any liability or damages resulting from a breach or failure to perform by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement; and PROVIDED, FURTHER that the payment by the Company of the Termination Fee pursuant to Section 5.4(b) shall constitute the exclusive remedy of the Parent in the event the Company accepts a Takeover Proposal or takes any other of the actions contemplated in Section 4.2(b) hereof, without breaching or failing to perform, in any material respect, any of the representations, warranties or other agreements set forth in this Agreement.

7.3     AMENDMENT

        This Agreement may be amended by the Parties at any time before or after Stockholder Approval and whether before or after adoption of this Agreement by the stockholder of Acquisition Co.; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law, rule or regulation requires further approval by the stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.4     EXTENSION; WAIVER

        At any time prior to the Effective Time, a Party may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of Section 7.3, waive compliance by the other Party with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement, provision, term or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

8.1     NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

        None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the Parties which by its express terms contemplates performance, in whole or in part, after the Effective Time.

8.2     NOTICES

        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        (a) if to the Parent or Acquisition Co., to:

                      SimEx Inc.
                      511 King Street West, Suite 130
                      Toronto, Ontario  M5V 1K4
                      Telecopy No.:  (416) 597-0350
                      Attention:.  Michael J. Needham

                      with a copy to:

                      Torys
                      237 Park Avenue
                      New York, New York 10017
                      Telecopy No.:  (212) 682-0200
                      Attention:  Richard G. Willoughby, Esq.

        (b) if to the Company, to:


                      Iwerks Entertainment, Inc.
                      4520 West Valerio Street
                      Burbank, California  91505-1046
                      Telecopy No.:  (818) 840-6110
                      Attention:  Gary Matus

                      with a copy to:

                      Akin, Gump, Strauss, Hauer & Feld LLP
                      2029 Century Park East
                      Los Angeles, California  90067
                      Telecopy No.:  (310) 728-2313
                      Attention:  Julie M. Kaufer, Esq.

8.3     DEFINITIONS

        (a) For purposes of this Agreement:

        An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or the Parent, as the case may be, any state of facts, change, development, event, effect, condition or occurrence that would reasonably be expected to be material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement, other than, in any case, any state of facts, change, development, event, effect, condition or occurrence resulting from (i) changes in the United States economy or the United States securities markets in general, (ii) changes in the industries in which the Company or the Parent, as the case may be, operates and not specifically relating to the Company or the Parent, as the case may be or (iii) this Agreement or the transactions contemplated hereby or any public announcement of this Agreement or the Merger.

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business, consistent with past practice.

        "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the non-employee directors and the knowledge of the executive officers and employee-directors of the Company or any of its subsidiaries after reasonable inquiry and investigation.

        (b) The following capitalized terms are defined in the following Sections of this Agreement:

               TERM                             SECTION
               ----                             -------
               0001 Stock Plan                  3.1(c)(ii)(E)
               1998 Non-Employee                3.1(c)(ii)(D)
                   Directors Stock Plan
               1987 Stock Plan                  3.1(c)(ii)(A)
               1993 Stock Plan                  3.1(c)(ii)(B)
               1994 Stock Plan                  3.1(c)(ii)(C)
               Acquisition Co.                  First Paragraph
               Appraisal Shares                 2.1(d)
               Benefit Plans                    3.1(l)
               Board Approval                   3.1(d)(iii)
               Certificates                     2.2(b)
               Certificate of Merger            1.3
               Closing                          1.2(a)
               Closing Date                     1.2(a)
               Code                             3.1(l)(ii)
               Company                          First Paragraph
               Company Common Stock             2.1(a)
               Company Material Breach          7.1(c)
               Company Preferred Stock          3.1(c)(i)
               Company SEC Documents            3.1(e)

               TERM                             SECTION
               ----                             -------
               Confidentiality Agreement        5.2
               Contract                         3.1(d)(iv)(B)
               Delaware Secretary of State      1.2(b)(ii)(A)
               DGCL                             Recitals
               Disclosure Letter                3.1(b)
               Effective Time                   1.3
               Environmental Claims             3.1(q)(viii)(A)
               Environmental Laws               3.1(q)(viii)(B)
               Environmental Permits            3.1(q)(viii)(C)
               ERISA                            3.1(l)
               Exchange Act                     3.1(d)(v)
               GAAP                             3.1(e)
               Government Entity                3.1(d)(v)
               Hazardous Materials              3.1(q)(viii)(D)
               Intellectual Property            3.1(o)(iv)
               Legal Restraints                 6.1(c)
               Liens                            3.1(b)
               March Financial Statements       3.1(e)
               Merger                           Recitals
               Merger Consideration             2.1(c)
               Options                          3.1(c)(ii)
               Parent                           First Paragraph
               Parent Material Breach           7.1(e)
               Parties                          1.2
               Patents                          3.1(o)(iv)(A)
               Paying Agent                     2.2(a)
               Permits                          3.1(h)
               Proxy Statement                  3.1(d)(v)
               Release                          3.1(q)(viii)(E)
               Right                            3.1(c)(iv)
               Rights Agreement                 3.1(c)(iv)
               SEC                              3.1(d)(v)(A)
               SEC Financial Statements         3.1(e)
               Section 262                      2.1(d)(ii)
               Securities Act                   3.1(e)
               SimEx Note                       3.2(e)
               Software                         3.1(p)
               Stockholder Approval             3.1(d)(ii)
               Stockholders Meeting             5.1(b)
               Surviving Corporation            1.1
               Takeover Proposal                4.2
               Taxes                            3.1(m)(i)
               Tax Returns                      3.1(m)(i)
               Termination Fee                  5.4(b)

               TERM                             SECTION
               ----                             -------
               Trust Warrants                   2.1(e)
               Warrants                         3.1(c)(iii)

8.4     INTERPRETATION

        When a reference is made in this Agreement to an Article or Section or the Disclosure Letter, such reference shall be to an Article or Section of, or the Disclosure Letter to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

8.5     COUNTERPARTS

        This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.6     ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

        This Agreement (including the documents and instruments referred to herein), the Confidentiality Agreement and that certain Confidentiality Agreement dated as of December 13, 2000 between the Company and the Parent (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article 2, and Sections 3.1(u) and 5.7, are not intended to confer upon any person other than the Parties any rights or remedies.

8.7     GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

8.8     ASSIGNMENT

        Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8.9     CONSENT TO JURISDICTION

        Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) any Delaware State court and (ii) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Delaware State court or (ii) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.10    WAIVER OF JURY TRIAL

        Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

8.11    ATTORNEY'S FEES

        In any suit or proceeding arising out of this Agreement or to interpret or enforce any provision of this Agreement, the prevailing Party shall be entitled to all reasonable out-of-pocket expenses and reasonable attorney's fees incurred by such Party in connection with such suit or proceeding.

8.12    ENFORCEMENT

        The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any Delaware State court or any Federal court of the United States of America sitting in the State of Delaware to which they are entitled at law or in equity.

8.13    SEVERABILITY

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parent, Acquisition Co. and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            SIMEX INC.


                                            By: /S/ MICHAEL NEEDHAM
                                               -------------------------------
                                               Name:  Michael Needham
                                               Title: Chief Executive Officer


                                            SIMEX ACQUISITION CO.


                                            By: /S/ MICHAEL NEEDHAM
                                               -------------------------------
                                               Name:  Michael Needham
                                               Title: Chief Executive Officer


                                            IWERKS ENTERTAINMENT, INC.


                                            By: /S/ GARY J. MATUS
                                               -------------------------------
                                               Name:  Gary J. Matus
                                               Title: Chief Executive Officer

                                                                      ANNEX B


                                                                EXHIBIT 10.1


                                VOTING AGREEMENT

     This Voting Agreement (this "AGREEMENT") is made and entered into as of August 31, 2001, by and between SimEx Inc., an Ontario corporation ("SIMEX"), and the undersigned shareholder ("SHAREHOLDER") of Iwerks Entertainment, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     WHEREAS, concurrent with the execution of this Agreement, SimEx, SimEx Acquisition Co., a Delaware corporation and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the acquisition by SimEx of the Company, subject to certain conditions, through a reverse triangular merger whereby holders of the outstanding shares of common stock of the Company (and securities convertible into such shares) will be entitled to receive their pro rata portion of the purchase price (the "TRANSACTION"); and

     WHEREAS, Shareholder is the beneficial holder of the Shares (as defined below) indicated on the signature page of this Agreement; and

     WHEREAS, SimEx and Shareholder wish to provide for the voting of the Shares beneficially held by Shareholder with respect to the approval of the Merger Agreement and the transactions contemplated thereby.

     NOW, THEREFORE, as an inducement to SimEx to enter into the Merger Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), and intending to be legally bound hereby, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. For purposes of this Agreement:

     1.1 "EXPIRATION DATE" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the Transaction.

     1.2 "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust or other entity or governmental authority.

     1.3 "SHARES" shall mean: (i) all equity securities of the Company (including all shares of common stock or preferred stock, and all options, warrants and other rights to acquire shares of common stock or preferred stock) beneficially owned by Shareholder as of the date of this Agreement; and (ii) all additional equity securities of the Company (including all additional shares of common stock or preferred stock, and all additional options, warrants and other rights to acquire shares of common stock or preferred stock) which Shareholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Date.

     1.4 A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. TRANSFER AND VOTING OF SHARES.

     2.1 TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not direct, cause or permit any Transfer of any of the Shares to be effected unless the proposed transferee agrees to be bound to the terms hereof and executes a voting agreement to that effect.

     2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

     3. AGREEMENT TO VOTE SHARES. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, at every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, all the Shares beneficially owned by Shareholder on the date hereof, and all additional Shares that Shareholder acquires after the date hereof, shall be voted in favor of the approval of the Merger Agreement and the transactions contemplated thereby and in favor of any matter that could reasonably be expected to facilitate the Transaction (to the extent that such Shares have a right to vote thereon).

     4. SHAREHOLDER CAPACITY. SimEx acknowledges and agrees that Shareholder executes and delivers this Agreement solely in his capacity as the record holder and beneficial owner of his Shares and no provision of this Agreement shall limit or otherwise restrict Shareholder with respect to any act or omission that Shareholder may undertake or authorize in his capacity as an officer of the Company or a member of the Board of Directors of the Company, including, without limitation, any vote that Shareholder may make in his capacity as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

     5. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder shall deliver to SimEx an originally executed proxy in the form attached hereto as SCHEDULE A (the "PROXY"), which shall be coupled with an interest and shall therefore be irrevocable to the fullest extent permissible by law, with respect to the Shares referred to therein. Shareholder agrees that to the extent Shareholder acquires Shares after the date hereof and prior to the Expiration Date, Shareholder shall deliver to SimEx an originally executed Proxy with respect to such Shares.

     6. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder: (i) is the beneficial owner of the shares of common stock and preferred stock and the options, warrants and rights to acquire shares of common stock and preferred stock indicated on the signature page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the securities indicated on the signature page of this Agreement; and
(iii) has full power and authority to make, enter into, and carry out the terms of this Agreement and the Proxy.

     7. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of SimEx, to carry out the intent of this Agreement.

     8. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     9. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     10. MISCELLANEOUS.

     10.1 INVALIDITY OF PROVISIONS. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall endeavor in good faith negotiations to replace any provision that is declared invalid or unenforceable with a valid and enforceable provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision that it replaces.

     10.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

     10.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     10.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that SimEx will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to SimEx upon any such violation, SimEx shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to SimEx at law or in equity.

     10.5 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given only if delivered personally against written receipt, or telecopied with answer back confirmation, or mailed (postage prepaid by registered mail, return receipt requested), or sent by overnight courier, to the parties at the following addresses or facsimile numbers:

                             If to SimEx:

                             511 King Street West, Suite 130
                             Toronto, Ontario  M5V 1K4
                             Facsimile:  (416) 597-0350
                             Attention:  President

                             with a copy to:

                             Torys
                             237 Park Avenue
                             New York, New York  10017
                             Facsimile: (212) 682-0200
                             Attention: Richard G. Willoughby, Esq.

                             If to Shareholder:

                             At the address and fax number specified on the signature page of this Agreement

     All such notices, requests and other communications shall (i) if delivered personally, telecopied or couriered, be deemed given upon delivery and (ii) if mailed, be deemed given seven days after mailing (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     10.7 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) any Delaware State court and (ii) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by registered mail to such persons respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Delaware State court or (ii) any Federal court of the United States of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.8 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     10.9 INTERPRETATION.

     10.9.1 The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     10.9.2 Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

     10.9.3 "including" means "including, without limitation,".

     10.10 COUNTERPARTS. This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.


SIMEX, INC.

By:
   -------------------------------         ------------------------------------
Name:  Michael Needham                     [Shareholder - Print Name]
Title:    President
                                           By: ________________________________

                                           Name: ______________________________

                                           Address: ___________________________

                                           Shares beneficially owned:
                                           o   ____________ shares of common
                                               stock, including the right
                                               attached to each such share
                                               entitling the holder to
                                               purchase 1/100th of a share of
                                               Series A preferred stock (the
                                               "RIGHTS").
                                           o   ___________ shares of preferred
                                               stock.
                                           o   ___________ shares of common
                                               stock issuable upon exercise of
                                               outstanding options, warrants or
                                               other rights.
                                           o   shares of preferred stock
                                               issuable upon exercise of
                                               outstanding options, warrants or
                                               other rights (excluding the
                                               Rights).

                                   SCHEDULE A

                                IRREVOCABLE PROXY

     The undersigned shareholder of Iwerks Entertainment, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints MICHAEL NEEDHAM and/or ROBERT RYAN of SimEx Inc., an Ontario corporation ("SIMEX"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the outstanding shares of capital stock of the Company that are owned of record by the undersigned as of the date of this Proxy (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares owned of record by the undersigned shareholder as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the voting rights granted by this Proxy until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest in the Company and is granted pursuant to that certain Voting Agreement of even date herewith by and between SimEx and the undersigned shareholder and as an inducement to SimEx to enter into the Agreement and Plan of Merger between SimEx, SimEx Acquisition Co., a Delaware corporation, and the Company dated of even date herewith (the "Merger Agreement") which provides for the acquisition by SimEx of the Company, subject to certain conditions, through a reverse triangular merger whereby holders of the outstanding shares of common stock of the Company (and securities convertible into such shares) will be entitled to receive their pro rata portion of the purchase price (the "TRANSACTION"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the Transaction.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the principal terms of the Transaction, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  August 31, 2001



                                           ------------------------------------
                                           [Shareholder - Print Name]

                                           By: ________________________________

                                           Name: ______________________________

                                           Address: ___________________________

                                           Shares beneficially owned:
                                           o   ____________ shares of common
                                               stock, including the right
                                               attached to each such share
                                               entitling the holder to
                                               purchase 1/100th of a share of
                                               Series A preferred stock (the
                                               "RIGHTS").
                                           o   ___________ shares of preferred
                                               stock.
                                           o   ___________ shares of common
                                               stock issuable upon exercise of
                                               outstanding options, warrants or
                                               other rights.
                                           o   shares of preferred stock
                                               issuable upon exercise of
                                               outstanding options, warrants or
                                               other rights (excluding the
                                               Rights).

                                                                      ANNEX C


SS. 262.   APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders' thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, - or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national


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securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder, electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series


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of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a -second notice to all such holders on or within, 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first' notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.


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     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.


                                     Page 4
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     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


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